                                                                     Exhibit 4.6

                                                                  EXECUTION COPY

________________________________________________________________________________

                  Zero Coupon Senior Convertible Notes due 2014

                          Dated as of October 20, 2004

          ____________________________________________________________

                                     Between

                    Shanda Interactive Entertainment Limited,

                                   as Company,

                                       and

                              The Bank of New York,

                                   as Trustee

          ____________________________________________________________

                                    INDENTURE
________________________________________________________________________________
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                                TABLE OF CONTENTS

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                                    ARTICLE 1

                                   Definitions

SECTION 1.01. Definitions................................................................    1

                                    ARTICLE 2

        Issue, Description, Execution, Registration and Exchange of Notes

SECTION 2.01.  Amount of Notes; Additional Securities....................................   11
SECTION 2.02.  Form and Dating...........................................................   12
SECTION 2.03.  Execution and Authentication..............................................   12
SECTION 2.04.  Registrar and Paying Agent................................................   12
SECTION 2.05.  Paying Agent to Hold Money in Trust.......................................   14
SECTION 2.06.  Holder Lists..............................................................   14
SECTION 2.07.  Transfer and Exchange.....................................................   14
SECTION 2.08.  Replacement Notes.........................................................   15
SECTION 2.09.  Outstanding Notes.........................................................   16
SECTION 2.10.  Temporary Notes...........................................................   16
SECTION 2.11.  Cancelation...............................................................   16
SECTION 2.12.  Defaulted Interest........................................................   16
SECTION 2.13.  CUSIP and ISIN Numbers....................................................   16
SECTION 2.14.  Additional Purchase Option................................................   17

                                    ARTICLE 3

                       Redemption and Repurchase of Notes

SECTION 3.01.  Company's Right to Redeem.................................................   17
SECTION 3.02.  Notice of Optional Redemption; Selection of Notes.........................   17
SECTION 3.03.  Payment of Notes Called for Redemption by the Company.....................   19
SECTION 3.04.  Repurchase of Notes by the Company at Option of Holders upon a
               Fundamental Change........................................................   20
SECTION 3.05.  Repurchase of Notes by the Company at Option of Holders on Specified
               Dates.....................................................................   22
SECTION 3.06.  Company's Manner of Payment of Repurchase Price...........................   24
SECTION 3.07.  Conditions and Procedures for Repurchase at Option of Holders.............   24
SECTION 3.08.  Exchange in Lieu of Repurchase............................................   26
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                                    ARTICLE 4

                            Covenants of the Company

SECTION 4.01.  Payment of Principal and Interest.........................................   27
SECTION 4.02.  Maintenance of Office or Agency...........................................   27
SECTION 4.03.  Existence.................................................................   27
SECTION 4.04.  Rule 144A Information Requirement.........................................   28
SECTION 4.05.  Stay, Extension and Usury Laws............................................   28
SECTION 4.06.  Compliance Certificate....................................................   28
SECTION 4.07.  Liquidated Damages Notice.................................................   28
SECTION 4.08.  Registration Rights Agreement.............................................   28

                                    ARTICLE 5

                             Reports by the Company

SECTION 5.01.  Reports by the Company....................................................   29

                                    ARTICLE 6

         Remedies of the Trustee and Noteholders on an Event of Default

SECTION 6.01.  Events of Default.........................................................   29
SECTION 6.02.  Payments of Notes on Default; Suit Therefor...............................   32
SECTION 6.03.  Application of Monies Collected by Trustee................................   33
SECTION 6.04.  Proceedings by Noteholder.................................................   34
SECTION 6.05.  Proceedings by Trustee....................................................   35
SECTION 6.06.  Remedies Cumulative and Continuing........................................   35
SECTION 6.07.  Direction of Proceedings and Waiver of Defaults by Majority of
               Noteholders...............................................................   35
SECTION 6.08.  Notice of Defaults........................................................   36
SECTION 6.09.  Undertaking to Pay Costs..................................................   36

                                    ARTICLE 7

                                   The Trustee

SECTION 7.01.  Duties of Trustee.........................................................   36
SECTION 7.02.  Rights of Trustee.........................................................   37
SECTION 7.03.  Individual Rights of Trustee..............................................   38
SECTION 7.04.  Trustee's Disclaimer......................................................   39
SECTION 7.05.  Reports by Trustee to Holders.............................................   39
SECTION 7.06.  Compensation and Indemnity................................................   39
SECTION 7.07.  Replacement of Trustee....................................................   40
SECTION 7.08.  Successor Trustee by Merger...............................................   41
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                                       ii

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SECTION 7.09.  Eligibility; Disqualification.............................................   41
SECTION 7.10.  Preferential Collection of Claims Against Company.........................   41

                                    ARTICLE 8

                                 The Noteholders

SECTION 8.01.  Action by Noteholders.....................................................   41
SECTION 8.02.  Proof of Execution by Noteholders.........................................   42
SECTION 8.03.  Who Are Deemed Absolute Owners............................................   42
SECTION 8.04.  Company-owned Notes Disregarded...........................................   42
SECTION 8.05.  Revocation of Consents, Future Holders Bound..............................   43

                                    ARTICLE 9

                             Meetings of Noteholders

SECTION 9.01.  Purpose of Meetings.......................................................   43
SECTION 9.02.  Call of Meetings by Trustee...............................................   43
SECTION 9.03.  Call of Meetings by Company or Noteholders................................   44
SECTION 9.04.  Qualifications for Voting.................................................   44
SECTION 9.05.  Regulations...............................................................   44
SECTION 9.06.  Voting....................................................................   45
SECTION 9.07.  No Delay of Rights by Meeting.............................................   45

                                   ARTICLE 10

                       Amendment; Supplemental Indentures

SECTION 10.01. Supplemental Indentures Without Consent of Noteholders....................   45
SECTION 10.02. Supplemental Indenture with Consent of Noteholders........................   46
SECTION 10.03. Effect of Supplemental Indenture..........................................   47
SECTION 10.04. Notation on Notes.........................................................   48

                                   ARTICLE 11

                Consolidation, Merger, Sale, Conveyance and Lease

SECTION 11.01. Company May Consolidate on Certain Terms..................................   48
SECTION 11.02. Successor to Be Substituted...............................................   48
SECTION 11.03. Opinion of Counsel to Be Given Trustee....................................   49
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                                      iii
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                                   ARTICLE 12

                     Satisfaction and Discharge of Indenture

SECTION 12.01. Discharge of Indenture....................................................   49
SECTION 12.02. Paying Agent to Repay Monies Held.........................................   50
SECTION 12.03. Return of Unclaimed Monies................................................   50

                                   ARTICLE 13

         Immunity of Incorporators, Shareholders, Officers and Directors

SECTION 13.01. Indenture and Notes Solely Corporate Obligations..........................   50

                                   ARTICLE 14

                               Conversion of Notes

SECTION 14.01. Right to Convert..........................................................   51
SECTION 14.02. Conversion Procedures.....................................................   51
SECTION 14.03. Exchange in Lieu of Conversion............................................   52
SECTION 14.04. Antidilution Adjustments..................................................   53

                                   ARTICLE 15

             Adjustment to Conversion Rate upon a Fundamental Change

SECTION 15.01. Adjustment to Conversion Rate.............................................   58
SECTION 15.02. Adjustment to Ordinary Share Prices.......................................   58
SECTION 15.03. Public Acquirer Change of Control.........................................   59

                                   ARTICLE 16

                            Miscellaneous Provisions

SECTION 16.01. Provisions Binding on Successors..........................................   60
SECTION 16.02. Official Acts by Successor Corporation....................................   60
SECTION 16.03. Addresses for Notices, Etc................................................   60
SECTION 16.04. Governing Law.............................................................   60
SECTION 16.05. Jurisdiction..............................................................   61
SECTION 16.06. Evidence of Compliance....................................................   61
SECTION 16.07. Legal Holidays............................................................   61
SECTION 16.08. Company Responsible for Making Calculations...............................   62
SECTION 16.09. Trust Indenture Act.......................................................   62
SECTION 16.10. No Security Interest Created..............................................   62
SECTION 16.11. Benefits of Indenture.....................................................   62
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                                       iv

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SECTION 16.12. Table of Contents, Headings, Etc..........................................   62
SECTION 16.13. Authenticating Agent......................................................   62
SECTION 16.14. Execution in Counterparts.................................................   63
SECTION 16.15. Severability..............................................................   63

Appendix I     Provisions Relating to Notes..............................................  I-1
Exhibit A      Form of Note..............................................................  A-1
Schedule I     Schedule of Increases or Decreases in Global Note.........................  S-1
Exhibit B      Form of Transferee Letter of Representation...............................  B-1
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                                        v

                                    INDENTURE

            INDENTURE dated as of October 20, 2004, between SHANDA INTERACTIVE ENTERTAINMENT LIMITED, an exempted company incorporated in the Cayman Islands (hereinafter called the "COMPANY"), having its principal office at No. 1 Office Building, No. 690 Bibo Road, Zhangjiang High Technology District, Pudong New Area, Shanghai 201203, China and THE BANK OF NEW YORK, a New York banking corporation duly organized and existing under the laws of the State of New York (hereinafter called the "TRUSTEE").

                                   WITNESSETH:

            WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its Zero Coupon Senior Convertible Notes (hereinafter called the "NOTES"), in an aggregate principal amount initially limited to $200,000,000, and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.

            WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of Fundamental Change repurchase election, a form of Company repurchase election and a form of Conversion Notice to be borne by the Notes are to be substantially in the forms hereinafter provided for.

            WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized. In addition, all things necessary to duly authorize the issuance of the Ordinary Shares and ADSs of the Company initially issuable upon the conversion of the Notes, and to duly reserve for issuance the number of Ordinary Shares and ADSs initially issuable upon such conversion, have been done.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

                                    ARTICLE 1
                                   DEFINITIONS

            SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust

Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "herein", "hereof", "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

            "ADDITIONAL SECURITIES" means Notes issued from time to time after the Original Issuance Date under the terms of this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.03, 14.02 or Appendix I).

            "ADRs" means American depositary receipts of the Company issued from time to time.

            "ADSs" or "American Depositary Shares" means American depositary shares evidenced by ADRs.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL", when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

            "APPLICABLE CONVERSION RATE" means the Conversion Rate in effect at any given time.

            "APPLICABLE CONVERSION REFERENCE PERIOD" means the five consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

            "BANKRUPTCY LAW" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to the bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

            "BOARD OF DIRECTORS" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

            "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary to the Board of Directors to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

            "BUSINESS DAY" means any day, other than a Saturday, Sunday, or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

            "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

            "CASH" has the meaning specified in Section 3.06(a).

            "COMMISSION" means the U.S. Securities and Exchange Commission, as from time to time constituted under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "COMPANY" means the corporation named as the "Company" in the first paragraph of this Indenture, and, subject to the provisions of Article 11, shall include its successors and assigns.

            "COMPANY NOTICE DATE" has the meaning specified in Section 3.05(b).

            "COMPANY REPURCHASE DATE" has the meaning specified in Section 3.05(a).

            "COMPANY REPURCHASE ELECTION" has the meaning specified in Section 3.05(c)(i).

            "COMPANY REPURCHASE NOTICE" has the meaning specified in Section 3.05(b).

            "COMPANY REPURCHASE PRICE" has the meaning specified in Section 3.05(a).

            "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Company's board of directors who (i) was a member of its board of directors on the date of this Indenture or (ii) becomes a member of its board of directors subsequent to that date and was appointed, nominated for election or elected to its board of directors with the approval of a majority of the continuing directors who were members of its board of directors at the time of such appointment, nomination or election.

            "CONVERSION AGENT" means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.

            "CONVERSION CONSIDERATION" means (a) cash in an amount equal to the lesser of (i) the principal amount of each Note or (ii) the Conversion Value; and (b) a number of Ordinary Shares equal to the sum of the Daily Share Amounts for the Applicable Conversion Reference Period; provided, however, that the Company will pay cash in lieu of fractional shares otherwise issuable upon conversion of the Notes.

            "CONVERSION DATE" has the meaning specified in Section 14.02.

            "CONVERSION NOTICE" means the notice, in substantially the form attached hereto as Exhibit A, to be delivered to the Conversion Agent by a converting Noteholder.

            "CONVERSION PRICE" as of any day means US$1,000 divided by the Conversion Rate as of such date and rounded to the nearest cent. The Conversion Price shall initially be US$19.85 per ordinary share.

            "CONVERSION RATE" has the meaning specified in Section 14.01.

            "CONVERSION VALUE" is equal to (a) the applicable Conversion Rate, multiplied by (b) the Reference Price of the Ordinary Shares on each of the five consecutive Trading Days in the Applicable Conversion Reference Period.

            "CORPORATE TRUST OFFICE" or other similar term means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered.

            "CUSTODIAN" means The Bank of New York, a New York banking corporation duly organized and existing under the laws of the State of New York, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "DAILY SHARE AMOUNT" for each of the five consecutive Trading Days beginning on the third Trading Day following the Conversion Date is equal to the greater of (i) zero; or (ii) a number of shares determined by the following formula:

  (Reference Price on that Trading Day x Applicable Conversion Rate) - US$1,000
--------------------------------------------------------------------------------
                     5 x Reference Price on that Trading Day

            "DEFAULT" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

            "DEFAULTED INTEREST" means any interest on any Notes which is payable, but is not punctually paid or duly provided for, on any April 15 or October 15.

            "DEFINITIVE NOTE" has the meaning specified in Appendix I.

            "DEPOSIT AGREEMENT" means the Deposit Agreement dated May 17, 2004 by and among the Company, the Depositary and the holders and beneficial owners from time to time of the ADSs.

            "DEPOSITARY" means The Bank of New York, a New York banking corporation duly organized and existing under the laws of the State of New York, as the depositary under the Deposit Agreement or any successor to the depositary.

            "DTC" means The Depository Trust Company, a New York corporation.

            "EVENT OF DEFAULT" has the meaning specified in Section 6.01.

            "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

            A "FUNDAMENTAL CHANGE" will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

            (a) ADSs representing Ordinary Shares are neither quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States or traded on the New York Stock Exchange or another United States national securities exchange;

            (b) any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in elections of directors, other than (i) an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans, and (ii) any acquisition by a person who, immediately prior thereto, held beneficial ownership, directly or indirectly, of 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in elections of directors; or

            (c) the Company merges or consolidates with or into any other person (other than a Subsidiary), another person merges with or into the Company, or the Company conveys, sells, transfers or lease all or substantially all of its assets to another person, other than any transaction:

            (i) that does not result in a reclassification, conversion, exchange or cancellation of the Company's outstanding Ordinary Shares, or

            (ii) pursuant to which the holders of Ordinary Shares immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

            (iii) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of the Company's outstanding Ordinary Shares solely into shares of the surviving entity; or

            (d) at any time the Company's continuing directors do not constitute a majority of the Company's board of directors (or, if applicable, a successor person to the Company).

            However, notwithstanding the foregoing and anything in this Indenture to the contrary, holders of Notes will not have the right to require the Company to repurchase any Notes in the event of a transaction described under (b) or (c) above (and the Company will not be required to deliver the notice incidental thereto), if either:

            (i) the Reference Price of Ordinary Shares for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of such transaction or the public announcement of such transaction, in the case of Fundamental Change relating to an acquisition of capital stock under clause (b) above, or the period of ten consecutive Trading Days ending immediately before the Fundamental Change, in the case of a Fundamental Change relating to a merger, consolidation, asset sale or otherwise under clause (c) above, equals or exceeds 105% of the Conversion Price of the Notes in effect on each of those five Trading Days; or

            (ii) at least 95% of the consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights, in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States or traded on the New York Stock Exchange or another United States national securities exchange (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Notes become convertible into such capital stock.

            For purposes of these provisions, whether a person is a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act and "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

            For purposes of this definition, the term "capital stock" of any person means any and all shares, interest, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

            "FUNDAMENTAL CHANGE NOTICE DATE" has the meaning specified in
Section 3.04(a).

            "FUNDAMENTAL CHANGE REPURCHASE DATE" has the meaning specified in
Section 3.04(a).

            "FUNDAMENTAL CHANGE REPURCHASE ELECTION" has the meaning specified in Section 3.04(c)(i).

            "FUNDAMENTAL CHANGE REPURCHASE NOTICE" has the meaning specified in
Section 3.04(b).

            "FUNDAMENTAL CHANGE REPURCHASE PRICE" has the meaning provided in
Section 3.04(a).

            "GLOBAL NOTE" means a Note in global form registered in the name of the Depositary or the nominee of the Depositary.

            "INDENTURE" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

            "INITIAL PURCHASER" means Goldman Sachs (Asia) L.L.C.

            "INTEREST" means, when used with respect to the Notes, any interest payable under the terms of the Notes and Liquidated Damages, if any, payable under the terms of the Registration Rights Agreement.

            "INTEREST PAYMENT DATE" means April 15 and October 15 of each year, commencing April 15, 2005.

            "LAST REPORTED SALE PRICE" of the Company's ADSs on any day means the closing sale price per share (or, if no closing sale price is reported, the average of the last reported bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such day as reported in composite transactions for the principal United States securities exchange on which such ADSs are traded or, if such ADSs are not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. If such ADSs are not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "LAST REPORTED SALE PRICE" shall be the last quoted bid price for such ADSs in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If such ADSs are not so quoted, the "LAST REPORTED SALE PRICE" shall be determined by the Company on a basis it considers appropriate.

            "LIQUIDATED DAMAGES" has the meaning specified in Section 7 of the Registration Rights Agreement.

            "LIQUIDATED DAMAGES NOTICE" has the meaning specified in Section 4.07(a).

            "NOTE" or "NOTES" means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

            "NOTEHOLDER" or "HOLDER" as applied to any Note, or other similar terms (but excluding the term "BENEFICIAL HOLDER"), means any Person in whose name a particular Note is registered at the time on the Note Registrar's books.

            "NOTE REGISTER" has the meaning specified in Section 2.04.

            "NOTE REGISTRAR" has the meaning specified in Section 2.04.

            "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"), the General Counsel or the Secretary to the Board of Directors of the Company.

            "OFFICERS' CERTIFICATE", when used with respect to the Company, means a certificate signed by two of the following: the Chairman of the Board, the Chief Executive

Officer, the Chief Operating Officer, the President, the Chief Financial Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"), the General Counsel or the Secretary to the Board of Directors of the Company.

            "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, and who shall be acceptable to the Trustee.

            "ORDINARY SHARES" means any shares of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Ordinary shares issuable on conversion of Notes shall include only shares of the class designated as ordinary shares of the Company at the date of this Indenture (namely, the Ordinary Shares, par value US$0.01 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

            "ORIGINAL ISSUANCE DATE" means the date on which Notes are first authenticated and delivered under this Indenture.

            "OUTSTANDING", when used with reference to Notes and subject to the provisions of Section 8.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture (including Notes held by the Company or an Affiliate), except:

            (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 12;

            (c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of
Section 2.08 unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser; and

            (d) Notes converted into Ordinary Shares pursuant to Article 14 and Notes deemed not outstanding pursuant to Article 3.

            "PAYING AGENT" has the meaning specified in Section 2.04.

            "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "PROTECTED PURCHASER" has the meaning specified in Section 2.08.

            "PUBLIC ACQUIRER CHANGE OF CONTROL" means any event constituting a Fundamental Change that would otherwise give Noteholders the right to cause the Company to repurchase the Notes where the acquirer has a class of Public Acquirer Common Stock. If an acquirer does not itself have a class of Public Acquirer Common Stock, it will be deemed to have Public Acquirer Common Stock if either (1) a direct or indirect majority-owned Subsidiary of the acquirer or (2) a corporation that directly or indirectly owns at least a majority of the acquirer, has a class of Public Acquirer Common Stock. Majority-owned for these purposes means having "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity's capital stock that are entitled to vote generally in the election of directors.

            "PUBLIC ACQUIRER COMMON STOCK" means a class of Capital Stock of an acquirer (or ADSs representing such Capital Stock) that is traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change.

            "PURCHASE AGREEMENT" has the meaning specified in Appendix I.

            "RECORD DATE" means the close of business on April 1 or October 1 immediately preceding a default interest or Liquidated Damages payment date.

            "REDEMPTION DATE" has the meaning specified in Section 3.02(a).

            "REDEMPTION NOTICE" has the meaning specified in Section 3.02(a).

            "REDEMPTION PRICE" has the meaning specified in Section 3.01.

            "REFERENCE PRICE" of Ordinary Shares on any date of determination means a U.S. dollar amount derived by dividing the Last Reported Sale Price of the ADSs on that date by the then applicable number of the Ordinary Shares represented by one ADS. On the date of original issuance of the Notes, one ADS represents two Ordinary Shares.

            "REGISTRATION RIGHTS AGREEMENT" means (i) with respect to the Securities issued on the Original Issuance Date, the Registration Rights Agreement, dated as of October 20, 2004, among the Company and the Initial Purchaser, as amended from time to time in accordance with its terms, and (ii) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

            "REPURCHASE DATE" means the Fundamental Change Repurchase Date or the Company Repurchase Date, as the context requires.

            "REPURCHASE ELECTION" means the Fundamental Change Repurchase Election or the Company Repurchase Election, as the context requires.

            "REPURCHASE NOTICE" means the Repurchase Notice or the Company Repurchase Notice, as the context requires.

            "REPURCHASE PRICE" means the Fundamental Change Repurchase Price or the Company Repurchase Price, as the context requires.

            "RESTRICTED SECURITIES" refers to every Note or Ordinary Share that bears or is required under Section 2.07 to bear the legend set forth in Appendix I.

            "RULE 144A" means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

            "SECURITIES" means the Notes.

            "SECURITIES ACT" means the U. S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "SECURITIES CUSTODIAN" has the meaning specified in Appendix I.

            "SIGNIFICANT SUBSIDIARY" means (a) a "significant subsidiary" under Rule 1-02 of Regulation S-X under the Securities Act, and (b) two or more subsidiaries that, if combined into a single entry, would constitute a "significant subsidiary" under Rule 1-02 of Regulation S-X under the Securities Act.

            "STATED MATURITY" means October 15, 2014.

            "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of Ordinary Shares or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

            (1) such Person;

            (2) such Person and one or more Subsidiaries of such Person; or

            (3) one or more Subsidiaries of such Person.

            "TRADING DAY" means a day during which trading in securities generally occurs on the Nasdaq National Market or, if the applicable security is not listed on the Nasdaq National Market, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the applicable security is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the applicable security is then traded (provided that no day on which trading of the applicable security is suspended on such exchange or other trading market will count as a Trading Day).

            "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in
Section 10.03; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "TRUST INDENTURE ACT" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

            "TRUST OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "TRUSTEE" means The Bank of New York, a New York banking corporation duly organized and existing under the laws of the State of New York, and any co-trustee, agent or successor, as the case may be, and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

            "WHOLLY OWNED SUBSIDIARY" means a Subsidiary of the Company all of the Ordinary Shares of which (other than directors' qualifying shares) are owned by the Company or another Wholly Owned Subsidiary.

                                    ARTICLE 2

        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

            SECTION 2.01. Amount of Notes; Additional Securities. (a) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture shall initially be limited to US$200,000,000 (except as provided in Section 2.14 and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.03 or Appendix I).

            (b) So long as no Event of Default, and no event which, after notice or lapse or time or both, would become an Event of Default, shall have occurred and be continuing, the Company shall be entitled to issue Additional Securities under this Indenture which shall have the same terms and conditions as the Securities issued on the Original Issuance Date, other than with respect to any differences in the date of issuance, the issue price and the interest accrued prior to the issue date of the Additional Securities. The Securities issued on the Original Issuance Date and any Additional Securities shall have the same CUSIP numbers and shall be treated as a single class for all purposes under this Indenture, including with respect to waivers, amendments, redemptions and offers to purchase.

            With respect to any Additional Securities, the Company shall set forth in a Board Resolution and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

            (i) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

            (ii) the issue price, the issue date and the CUSIP numbers of such Additional Securities; provided, however, that no Additional Securities may be issued unless such Additional Securities are fungible in all respects for U.S. Federal income tax purposes with the Securities then outstanding; and

            (iii) that the Company has complied with this Section 2.01(b).

            SECTION 2.02. Form and Dating. Provisions relating to the Notes are set forth in Appendix I, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

            SECTION 2.03. Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate and make available for delivery Notes as set forth in Appendix I.

            As further described in Section 16.13 hereof, the Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.04. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange

(the "NOTE REGISTRAR") and an office or agency where Notes may be presented for payment (the "PAYING AGENT"). The Note Registrar shall keep a register of the Notes and of their transfer and exchange (the "NOTE REGISTER"). The Company may have one or more co-Note Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Note Registrar" includes any co-Note Registrars. The Company initially appoints the Trustee as (i) Note Registrar and Paying Agent in connection with the Notes and
(ii) the Securities Custodian with respect to the Global Notes.

            (b) The Company shall enter into an agency agreement with any Note Registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Note Registrar, the Trustee shall act as such and shall be entitled to compensation therefor pursuant to Section 7.06. The Company may change the Note Registrar without prior notice to the holders of the Notes. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Note Registrar.

            (c) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument which shall incorporate the terms of the Trust Indenture Act, which shall implement the provisions of this Indenture that relate to such agent and in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.04:

            (i) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

            (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

            (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

            The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to compensation therefor pursuant to Section
7.06. The Company may change the Paying Agent without prior notice to the holders of the Notes. The Company or any of its Wholly Owned Subsidiaries may act as Paying Agent.

            (d) The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

            (e) The Company may remove any Note Registrar or Paying Agent upon written notice to such Note Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Note Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Note Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Note Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

            SECTION 2.05. Paying Agent to Hold Money in Trust. (a) Prior to 10:00a.m., New York City time, on the Business Day prior to each due date of the principal of and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent (i) shall hold in trust for the benefit of holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and (ii) shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

            (b) Anything in this Section 2.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 2.05, such sums to be held by the Trustee under the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

            (c) Anything in this Section 2.05 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 2.05 is subject to Sections 12.02 and 12.03.

            SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Note Registrar, the Company shall furnish, or cause the Note Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date on which any payment hereunder shall be due and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

            SECTION 2.07. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix I. When a Note is presented to the Note Registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Note Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Note Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

            Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent and the Note Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such
Note is overdue, and none of the Company, the Trustee, the Paying Agent, or the Note Registrar shall be affected by notice to the contrary.

            Any holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

            All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            SECTION 2.08. Replacement Notes. If a mutilated Note is surrendered to the Note Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) notifies the Company or the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Note Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "PROTECTED PURCHASER") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Note Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

            Every replacement Note is an additional obligation of the Company.

            The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

            SECTION 2.09. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 8.04, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the holder.

            SECTION 2.11. Cancelation. The Company at any time may deliver Notes to the Trustee for cancelation. The Note Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company pursuant to written direction by an Officer. The Company may not issue new Notes to replace Notes it has redeemed, repaid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture. All canceled Notes shall be destroyed by the Trustee unless otherwise directed by the Company.

            SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the Defaulted Interest (plus interest payable on such Defaulted Interest to the extent lawful) in any lawful manner. The Company may pay the Defaulted Interest to the Persons who are holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid.

            SECTION 2.13. CUSIP and ISIN Numbers. The Company in issuing the Notes may use "CUSIP" and ISIN numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and ISIN numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

            SECTION 2.14. Additional Purchase Option. Notwithstanding Section 2.01, the Company may deliver an Officers' Certificate to the Trustee directing the Trustee to authenticate and deliver any Additional Securities in an aggregate principal amount not to exceed US$75,000,000 (in addition to the principal amounts of Notes issued as provided in Section 2.02) at the option of the initial purchaser (the "Additional Purchase Option"), and the Trustee in accordance with such Officers' Certificate shall authenticate and deliver such Additional Securities. The Additional Securities will be represented by an increase in the aggregate principal amount of the Global Note.

                                    ARTICLE 3

                       REDEMPTION AND REPURCHASE OF NOTES

            SECTION 3.01. Company's Right to Redeem. Prior to October 15, 2007, the Notes will not be redeemable at the Company's option. At any time on or after October 15, 2007 and prior to Stated Maturity, the Company, at its option, may redeem the Notes in accordance with the provisions of Sections 3.02 and 3.03 on the Redemption Date for cash, in whole or in part, at any time or from time to time, at the redemption price (the "REDEMPTION PRICE"), equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to (but excluding) the Redemption Date. In the case of a Note redeemed at the Company's option upon the occurrence of a Fundamental Change during the period from the applicable Record Date to, but excluding, the next succeeding Liquidated Damages payment date, Liquidated Damages will be payable on the Redemption Date to the holder of the note redeemed as of the relevant Record Date, and no Liquidated Damages will be paid on such Liquidated Damages payment date in respect of any such Note (or portion thereof).

            In the event of any redemption in part, the Company will not be required to (a) issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Noteholders to be so redeemed, or (b) register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            SECTION 3.02. Notice of Optional Redemption; Selection of Notes. (a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption (the "REDEMPTION DATE") and it or, at its written request received by the Trustee not fewer than thirty-five (35) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a "REDEMPTION NOTICE") not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each holder of Notes so to be redeemed at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption and publish the information through a public medium customary for such press releases, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Note called for redemption.

            (b) Each such Redemption Notice shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP number or numbers of the Notes being redeemed, the Redemption Date (which shall be a Business Day), the Redemption Price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Rate and the date on which the right to convert such Notes or portions thereof into Ordinary Shares or ADSs will expire (which date shall not be later than the close of business on the second Business Day prior to the Redemption Date). In case any Note is to be redeemed in part only pursuant to
Section 3.01, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

            (c) Prior to 10:00 a.m., New York City time on the Business Day prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.05) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof in the case of a redemption pursuant to Section 3.01) so called for redemption (other than those theretofore surrendered for conversion into Ordinary Shares) at the appropriate Redemption Price. If any Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than thirty-five (35) days (or such shorter period of time as may be reasonably acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Notes to be redeemed.

            (d) If less than all of the outstanding Notes are to be redeemed (pursuant to Section 3.01), the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be from the portion selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the Redemption Notice.

            Upon any redemption of less than all of the outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a Redemption Notice and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

            SECTION 3.03. Payment of Notes Called for Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Ordinary Shares or ADSs pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, and on and after the Redemption Date (unless the Company shall default in the payment of such Notes at the Redemption Price) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, after the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of such Notes at the Redemption Price), such Notes shall cease to be convertible into Ordinary Shares or ADSs and to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price; provided that if the applicable Redemption Date is an Interest Payment Date, the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for redemption on such date.

            Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

            Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any Redemption Notice during the continuance of a default in payment of interest on the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, continue to bear interest at the rate borne by the Note, compounded semiannually, and such Note shall remain convertible into Ordinary Shares or ADSs until the principal and interest shall have been paid or duly provided for.

            SECTION 3.04. Repurchase of Notes by the Company at Option of Holders upon a Fundamental Change. (a) If a Fundamental Change shall occur at any time prior to Stated Maturity, each holder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Notes, or any portion thereof that is equal to US$1,000 or an integral multiple of $1,000 principal amount, for cash on the date specified in the Fundamental Change Repurchase Notice (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), which date shall be no fewer than twenty (20) days nor more than thirty-five (35) days after the Fundamental Change Notice Date (as defined in paragraph (b) below), subject to extension to comply with applicable law. The Company shall repurchase such Notes at a price (the "FUNDAMENTAL CHANGE REPURCHASE PRICE") equal to 100% of the principal amount thereof plus any accrued and unpaid interest and Liquidated Damages, if any, to (but not including) the Fundamental Change Repurchase Date; provided however, that in the case of Note repurchased upon the occurrence of a Fundamental Change during the period from the applicable Record Date to, but excluding, the next succeeding Liquidated Damages payment date, Liquidated Damages will be payable on the date of repurchase to the holder of the Note repurchased as of the relevant Record Date, and no Liquidated Damages will be paid on such Liquidated Damages payment date in respect of any such Note (or portion thereof).

            The Company's obligation to repurchase all or a portion of a holder's Notes under this Section 3.04 shall be satisfied if a third party makes the offer to repurchase the Notes at the Fundamental Change Repurchase Price in the manner and at the times and otherwise in compliance in all material respects with the requirements set out in this Section 3.04, such third party purchases all Notes properly tendered and not withdrawn and such third party complies with the obligations of the Company in connection herewith.

            (b) On or before the thirtieth (30th) day after the occurrence of a Fundamental Change, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least three (3) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed (the date of such mailing, "FUNDAMENTAL CHANGE NOTICE DATE"), by first class mail, a notice (the "FUNDAMENTAL CHANGE REPURCHASE NOTICE") to each holder of record of Notes on such date at its last address as the same appears on the Note Register of the occurrence of such Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof to each holder of Notes at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Fundamental Change to the Trustee and the Paying Agent at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each Fundamental Change Repurchase Notice shall state:

            (i) the Fundamental Change Repurchase Price, excluding accrued and unpaid interest, the Applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest that will be payable with respect to the Notes on the Fundamental Change Repurchase Date;

            (ii) the events causing the Fundamental Change and the date of the Fundamental Change;

            (iii) the Fundamental Change Repurchase Date;

            (iv) the last date on which a holder may exercise the repurchase right;

            (v) the name and address of the Paying Agent and the Conversion
      Agent;

            (vi) that Notes as to which a Fundamental Change Repurchase Election has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the Notes are otherwise convertible in accordance with Section 14.01;

            (vii) that the holder shall have the right to withdraw any repurchase election (in whole or part) and any Notes surrendered prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or any such later time as may be required by applicable law);

            (viii) that Notes must be surrendered to the Paying Agent for cancelation to collect payment;

            (ix) a description of the procedure which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered Notes;

            (x) the CUSIP number or numbers of the Notes (if then generally in use); and

            (xi) the Conversion Price and any adjustments thereto and briefly, the conversion rights of the Notes and whether, at the time of such notice, the Notes are eligible for conversion.

            Simultaneously with providing the Fundamental Change Repurchase Notice, the Company will issue a press release and publish the information through a public medium customary for such press releases.

            No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this
Section 3.04.

            (c) Notes shall be repurchased pursuant to this Section 3.04 upon:

            (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a "FUNDAMENTAL CHANGE REPURCHASE ELECTION") in the form set forth on the reverse of the Note at any time prior to the close of business on the fifth Business Day immediately preceding the Fundamental Change Repurchase Date (subject to extension by applicable law) stating:

                  (a) if certificated, the certificate numbers of the Notes
            which the holder shall deliver to be repurchased;

                  (b) the portion of the principal amount of the Notes that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

                  (c) that such Notes shall be repurchased as of the Fundamental
            Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture; and

            (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Fundamental Change Repurchase Election (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the holder of the Fundamental Change Repurchase Price; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this
      Section 3.04 only if the Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

            SECTION 3.05. Repurchase of Notes by the Company at Option of Holders on Specified Dates. (a) On October 15, 2007 (the "COMPANY REPURCHASE DATE"), each holder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Notes, or any portion thereof that is a multiple of $1,000 principal amount. The Company shall repurchase such Notes at a price (the "COMPANY REPURCHASE PRICE") equal to 100% of the principal amount thereof plus any accrued and unpaid interest to but excluding the Company Repurchase Date; provided that if such Company Repurchase Date falls on an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the holders of record of the Notes on the applicable record date instead of the holders surrendering the Notes for repurchase on such date.

            (b) On or before the thirtieth (30th) Business Day prior to the Company Repurchase Date (the "COMPANY NOTICE DATE"), the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least three (3) Business Days prior to the date the Trustee is requested to give notice as described below), unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, a notice (the "COMPANY REPURCHASE NOTICE") to each holder of record of Notes on such date at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice to the Trustee and the Paying Agent at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. The Company Repurchase Notice shall state:

            (i) the Company Repurchase Price, excluding accrued and unpaid interest, the Applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest that will be payable with respect to the Notes on the Company Repurchase Date;

            (ii) the Company Repurchase Date;

            (iii) the last date on which a holder may exercise the repurchase right;

            (iv) the name and address of the Paying Agent and the Conversion Agent;

            (v) that Notes as to which a Company Repurchase Election has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the Notes are otherwise convertible in accordance with
      Section 14.01;

            (vi) that the holder shall have the right to withdraw any Notes surrendered prior to the close of business on the Business Day immediately preceding the Company Repurchase Date (or any such later time as may be required by applicable law);

            (vii) that Notes must be surrendered to the Paying Agent for cancellation to collect payment;

            (viii) that the Company Repurchase Price for any Note as to which a Company Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Company Repurchase Date and the time of surrender of such Note as described in clause (v) above;

            (ix) a description of the procedure which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered Notes; and

            (x) the CUSIP number or numbers of the Notes (if then generally in use).

            No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this
Section 3.05.

            (c) Notes shall be repurchased pursuant to this Section 3.05 upon:

            (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a "COMPANY REPURCHASE ELECTION") in the form set forth on the reverse of the Note at any time from the opening of business on the twentieth (20th) Business Day preceding the Company Repurchase Date until the close of business on the fifth Business Day immediately preceding the Company Repurchase Date stating:

                  (1) if certificated, the certificate numbers of the Notes
            which the holder shall deliver to be repurchased;

                  (2) the portion of the principal amount of the Notes that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

                  (3) that such Notes shall be repurchased as of the Company
            Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture; and

            (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Company Repurchase Election (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the holder of the Company Repurchase Price therefore; provided that such Company Repurchase Price shall be so paid pursuant to this Section 3.05 only if the Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Company Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

            SECTION 3.06. Company's Manner of Payment of Repurchase Price. (a) The Notes to be repurchased by the Company on any Repurchase Date pursuant to
Section 3.04 or Section 3.05, must be paid for in U.S. legal tender ("cash").

            (b) At least three (3) Business Days before the date of any Repurchase Notice, the Company shall deliver an Officers' Certificate to the Trustee specifying:

            (i) the information required to be included in the Repurchase Notice; and

            (ii) whether the Company desires the Trustee to give the Repurchase Notice required.

            SECTION 3.07. Conditions and Procedures for Repurchase at Option of Holders. (a) The Company shall repurchase from the holder thereof, pursuant to
Section 3.04 or Section 3.05, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note. Upon presentation of any Note repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the portion of the Notes presented that is not repurchased.

            (b) Prior to 10:00 a.m., New York City time, on the Business Day before a Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.05) an amount of cash sufficient to repurchase on the Repurchase Date all the Notes or portions thereof to be repurchased on such date at the Repurchase Price.

            If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Repurchase Date, on the Business Day following the Repurchase Date, (i) such Notes will cease to be outstanding, (ii) interest on such Notes will cease to accrue and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Repurchase Price upon delivery of the Notes.

            (c) Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of a Repurchase Election, the holder of the Note in respect of which such Repurchase Election was given shall (unless such notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such holder, subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), promptly (but in no event more than five (5) Business
Days) following the later of (x) the Repurchase Date with respect to such Note (provided that the holder has satisfied the conditions in Section 3.04(c) or Section 3.05, applicable) and (y) the time of delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 3.04(c) or Section 3.05(c), as applicable. Notes in respect of which a Repurchase Election has been given by the holder thereof may not be converted pursuant to Article 14 hereof on or after the date of the delivery of such Repurchase Election unless such notice has first been validly withdrawn.

            (d) Notwithstanding anything herein to the contrary, any holder delivering to the office of the Trustee (or other Paying Agent appointed by the Company) a Repurchase Election shall have the right to withdraw such election at any time prior to the close of business on the second Business Day preceding the Repurchase Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) specifying:

            (i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

            (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

            (iii) the principal amount, if any, of such Note which remains subject to the original Repurchase Election and which has been or will be delivered for repurchase by the Company.

            If the Notes are not in certificated form, the withdrawal notice must comply with appropriate DTC procedures.

            The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Election or written notice of withdrawal thereof.

            (e) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Notes in the event of a Fundamental Change or on any Company Repurchase Date. If then required by applicable law, the Company will file a Schedule TO or any other schedule required in connection with such repurchase.

            (f) There shall be no repurchase of any Notes pursuant to Section
3.04 or Section 3.05 if there has occurred at any time prior to, and is continuing on, the Repurchase Date an Event of Default (other than an Event of Default that is cured by the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective holders thereof any Notes (x) with respect to which a Repurchase Election has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes) in which case, upon such return, the Repurchase Election with respect thereto shall be deemed to have been withdrawn.

            (g) The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remains unclaimed as provided in
Section 12.03, for the payment of the Repurchase Price; provided that, to the extent that the aggregate amount of cash deposited by the Company pursuant to
Section 3.07(b) exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company.

            SECTION 3.08. Exchange in Lieu of Repurchase. If Noteholders exercise their right to require the Company to repurchase their Notes, the Company may cause the Notes first to be offered to a financial institution chosen by it for exchange in lieu of repurchase. In order to accept any Notes surrendered for repurchase, the designated institution must agree to deliver, in exchange for such Notes, an amount of cash in U.S. dollars equal to the Repurchase Price for such Notes holders otherwise would receive upon repurchase by the Company. If the designated institution accepts any such Notes for repurchase, it will deliver the Repurchase Price to holders. Any notes purchased by the designated institution will remain outstanding. If the designated institution agrees to accept any Notes for repurchase but does not timely deliver the related Repurchase Price payment, the Company will, as promptly as practical thereafter, but not later than one Business Day following the repurchase date, cause the Repurchase Price for the Notes to be paid.

            The Company's designation of an institution to which the Notes may be submitted for repurchase does not require the institution to accept any Notes. If the designated institution declines to accept any Notes surrendered for repurchase, the Company will repurchase the Notes on the terms provided in this Indenture.

                                    ARTICLE 4
                            COVENANTS OF THE COMPANY

            SECTION 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid at least one Business Day prior to each due date the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and any premium and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Principal of (including any Redemption Price or Repurchase Price) and the premium (if any) and interest on each Note shall be considered paid on the date due if the Paying Agent, if other than the Company or a Wholly Owned Subsidiary, holds as of 10:00 a.m., New York City time, on one Business Day prior to the due date money deposited by or on behalf of the Company in immediately available funds and designated for and sufficient to pay all such principal and interest. The Company shall pay interest on overdue principal at the rate specified in the Notes, and shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

            SECTION 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee in the Borough of Manhattan, The City of New York, which office shall be located at the office of The Depository Trust Company.

            The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

            So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.07(a) and in
Section 7.07(c). If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.

            SECTION 4.03. Existence. Subject to Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to the Noteholders.

            SECTION 4.04. Rule 144A Information Requirement. So long as the Notes or Ordinary Shares deliverable upon conversion of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, the Company furnish, upon request of any holder of a beneficial interest in a Note, such information as is specified in paragraph
(d)(4) of Rule 144A, to such holder or beneficial owner or to a prospective purchaser of the Note or interest therein who is a qualified institutional buyer within the meaning of Rule 144A, in order to permit compliance by such holder or beneficial owner with Rule 144A in connection with the resale of the Note or beneficial interest herein in reliance on Rule 144A unless, at the time of such request, the Company subject to the reporting requirements of Section 13 or 15
(d) of the Exchange Act.

            SECTION 4.05. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.06. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (which fiscal year of the Company is presently the 12 calendar months ending December 31), an Officers' Certificate, stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signers may have knowledge.

            The Company will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

            Any notice required to be given under this Section 4.06 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.

            SECTION 4.07. Liquidated Damages Notice. (a) In the event that the Company is required to pay Liquidated Damages to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice ("LIQUIDATED DAMAGES NOTICE") to the

Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) days prior to the next scheduled payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

            SECTION 4.08. Registration Rights Agreement. Noteholders shall have the benefit of the Registration Rights Agreement and, in the event of a Registration Default or an Effective Failure (as defined therein), the Company shall (subject to the terms and conditions of the Registration Rights Agreement) pay Liquidated Damages (as defined and set forth therein) to the Noteholders.

                                    ARTICLE 5
                             REPORTS BY THE COMPANY

            SECTION 5.01. Reports by the Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Notes are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

                                    ARTICLE 6
         REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

            SECTION 6.01. Events of Default. In case one or more of the following events (each, an "EVENT OF DEFAULT") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

            (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

            (b) default in the payment of the principal of, or premium (if any) on, any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption or repurchase or following a Fundamental Change, in each case pursuant to Article 3, by acceleration or otherwise; or

            (c) default in the Company's obligation to convert the Notes upon the exercise of a holder's rights pursuant to Article 14 and that default continues for 10 days or more; or

            (d) failure to provide notice of the right to require the Company to repurchase the Notes following the occurrence of a Fundamental Change within the time required by Section 3.04 to give such notice; or

            (e) failure on the part of the Company to comply with or observe any other material covenant or agreement on the part of the Company in the Notes or in this Indenture (other than a covenant, warrant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Trust Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding determined in accordance with
Section 8.04; or

            (f) failure by the Company or any Subsidiary to pay any indebtedness (other than indebtedness owing to the Company or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such indebtedness by the holders thereof because of a default if the total amount of such indebtedness unpaid or accelerated exceeds $15 million or its foreign currency equivalent, and continues in effect after the expiration of any grace period or extension of time for payment applicable thereto; or

            (g) failure by the Company or any Subsidiary under any instrument or instruments evidencing indebtedness (other than the Notes) having an aggregate outstanding principal amount of US$15 million (or its equivalent in any other currency or currencies) or more that results in the acceleration of maturity of such indebtedness unless such acceleration has been rescinded or annulled or the amount accelerated has been discharged within 20 days after written notice of such acceleration has been received by the Company or such Subsidiary; or

            (h) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of the property of the Company or any of its Significant Subsidiaries, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or any of its Significant Subsidiaries, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

            (i) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries, or any substantial part of the property of the Company, and such involuntary case or other proceeding remains undismissed or unstayed and in effect for a period of sixty (60) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or 6.01(i)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding (subject to the Trustee's right under this Indenture to be indemnified or secured to its satisfaction) hereunder determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of all the Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 6.01(h) or 6.01(i) occurs, the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, on all the Notes shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes and the interest accrued thereon shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes plus 1%, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Trust Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

            An Event of Default under Section 6.01(f) or Section 6.01(g) will not constitute an Event of Default until the Trustee notifies the Company or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder notify the Company and the Trustee of the Event of Default and the Company does not cure such default within the time specified in Section 6.01(f) or Section 6.01(g) after receipt of such notice.

            In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the

Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

            SECTION 6.02. Payments of Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty
(30) days, or (b) in case default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption, repurchase, acceleration, declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.06. Until such demand by the Trustee, the Company may pay the principal of and interest on the Notes to the registered holders, whether or not the Notes are overdue.

            In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

            In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

            All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

            In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

            SECTION 6.03. Application of Monies Collected by Trustee. Any monies and property collected by the Trustee pursuant to this Article 6 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies and property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

            FIRST: To the payment of all amounts due to the Trustee under
      Section 7.06;

            SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

            THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal, interest with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal, interest without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

                  FOURTH: To the payment of the remainder, if any, to the Company or as a court of competent jurisdiction shall direct in writing.

            SECTION 6.04. Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04 shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and accrued interest on such Note on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such holder.

            Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

            SECTION 6.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

            SECTION 6.06. Remedies Cumulative and Continuing. Except as provided in Section 2.08, all powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

            SECTION 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any such direction that (a) conflicts with law or the indenture, (b) is unduly prejudicial to the rights of other holders of the Notes, or (c) would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may, on behalf of the holders of all of the Notes, waive any existing or past default or Event of Default hereunder and its consequences, except (i) a default in the payment of interest or premium (if any) on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Ordinary Shares, (iii) a default in the payment of the Redemption Price pursuant to Section 3.03, (iv) a default in the payment of the Fundamental Change Repurchase Price pursuant to Section 3.04 or Company Repurchase Price pursuant to Section 3.05 or (v) a default in respect of a covenant or provisions hereof which under Article 10 cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            SECTION 6.08. Notice of Defaults. The Trustee shall, within the earlier of ninety (90) days after a Default occurs or thirty (30) days after a Trust Officer of the Trustee has knowledge of the occurrence of a Default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Trust Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that except in the case of Default in the payment of the principal of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

            SECTION 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this
Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

                                    ARTICLE 7
                                   THE TRUSTEE

            SECTION 7.01. Duties of Trustee, (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture

      (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.07; and

            (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

            SECTION 7.02. Rights of Trustee, (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or gross negligence.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

            (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

            (k) The Trustee shall not be required to give any bond or surety in respect of the execution of its trusts and power or in respect of this Indenture.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the

Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

            SECTION 7.05. Reports by Trustee to Holders. If required by Section 313(a) of the Trust Indenture Act, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each holder a brief report dated as of such May 15 that complies with Section 313(a) of the Trust Indenture Act to the extent required thereby. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

            A copy of each report at the time of its mailing to holders shall be filed with the SEC, each automated quotation system and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange or automated quotation system and of any delisting thereof.

            SECTION 7.06. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services as the Company and the Trustee shall, from time to time, agree in writing. Such expenses shall include the compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee or any predecessor Trustee and their agents against any and all loss, liability or expense (including attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, gross negligence or bad faith. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of or interest on particular Notes.

            The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01 (h) or (i) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.07. Replacement of Trustee, (a) The Trustee may resign at any time by so notifying the Company. The holders of a majority in principal amount of the Notes then outstanding hereunder determined in accordance with
Section 8.04 may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (i) the Trustee fails to comply with Section 7.09;

            (ii) the Trustee is adjudged bankrupt or insolvent;

            (iii) a receiver or other public officer takes charge of the Trustee or its property; or

            (iv) the Trustee otherwise becomes incapable of acting.

            (b) If the Trustee resigns, is removed by the Company or by the holders of a majority in principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04 and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee so that there shall at all times be a Trustee hereunder.

            (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

            (d) If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company's expense, or the holders of 10% in principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04 may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee fails to comply with Section 7.09, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the Trust Indenture Act, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

            SECTION 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.09. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

            SECTION 7.10. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

                                    ARTICLE 8
                                THE NOTEHOLDERS

            SECTION 8.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

            SECTION 8.02. Proof of Execution by Noteholders. Subject to the provisions of Section 7.01, 7.02 and 9.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

            The record of any Noteholders' meeting shall be proved in the manner provided in Section 9.06.

            SECTION 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium (if any) and interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

            SECTION 8.04. Company-owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Trust Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall fully protect the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described

Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes listed therein are outstanding for the purpose of any such determination.

            SECTION 8.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

                                    ARTICLE 9
                             MEETINGS OF NOTEHOLDERS

            SECTION 9.01.Purpose of Meetings.

            A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

            (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 6;

            (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

            (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

            (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

            SECTION 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

            Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

            SECTION 9.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

            SECTION 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

            SECTION 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

            The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 9.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

            Subject to the provisions of Section 8.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

            SECTION 9.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

            Any record so signed and verified shall be conclusive evidence of the matters therein stated.

            SECTION 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE 10
                       AMENDMENT; SUPPLEMENTAL INDENTURES

            SECTION 10.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

            (a) to cure any ambiguity, omission, defect or inconsistency;

            (b) to provide for the assumption of the Company's obligations under this Indenture by a successor upon any merger, consolidation or asset transfer permitted under this Indenture;

            (c) to provide for exchange rights of Noteholders in certain events such as consolidation or merger of the Company or the sale of all or substantially all of the Company's assets;

            (d) to provide for uncertificated Notes in addition to or in place of certificated notes;

            (e) to secure the Notes or to provide guarantees of the Notes;

            (f) to comply with any requirement to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, as amended;

            (g) to evidence and provide for the acceptance of the appointment under the Indenture of a successor trustee;

            (h) to add covenants that would benefit Noteholders or to surrender any rights the Company has under this Indenture;

            (i) to add Events of Default with respect to the Notes; or

            (j) to make any change that does not adversely affect any outstanding Notes in any material respect.

            Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by the Company's General Counsel or Secretary to the Board of Directors authorizing the execution of any supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            Any supplemental indenture authorized by the provisions of this
Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

            SECTION 10.02. Supplemental Indenture with Consent of Noteholders. With the consent (evidenced as provided in Article 8) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding hereunder determined in accordance with Section 8.04, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall:

            (a) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver;

            (b) reduce the rate of accrual of interest or Liquidated Damages or modify the method for calculating interest or Liquidated Damages or change the time for payment of interest or Liquidated Damages on the Notes;

            (c) modify the provisions with respect to Noteholders' rights upon a Fundamental Change in a manner adverse to Noteholders, including the Company's obligations to repurchase the Notes following a Fundamental Change;

            (d) reduce the principal amount of the Notes or change the final stated maturity of the Notes;

            (e) reduce the redemption or repurchase price of the Notes or change the time at which the Notes may or must be redeemed or repurchased;

            (f) make payments on the Notes payable in currency other than as originally stated in the Notes;

            (g) impair the rights of Noteholders to institute suit for the enforcement of any payment on the Notes;

            (h) make any change in the percentage of principal amount of Notes necessary to waive compliance with provisions of this Indenture or to make any change in this provision for modification;

            (i) waive a continuing default or Event of Default regarding any payment on the Notes; or

            (j) modify the conversion or repurchase provisions of the Notes in a manner adverse to the Noteholders.

            Upon (a) the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary to the Board of Directors authorizing the execution of any such supplemental indenture,
(b) receipt by the Trustee of the documents described in Section 7.02 and (c) the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

            SECTION 10.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act, as then in effect, provided that this Section
10.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of Article 10, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

            SECTION 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.13) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

                                   ARTICLE 11
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

            SECTION 11.01. Company May Consolidate on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease or otherwise dispose of all or substantially all of the property and assets of the Company to any other Person (whether or not affiliated with the Company), unless: (i) in the case of a merger or consolidation, the Company is the surviving Person, or the resulting, surviving or transferee Person is a corporation, a limited liability company, limited partnership or trust and executes and delivers to the Trustee a supplemental indenture expressly assuming the payment when due of the principal of and interest, including Liquidated Damages, if any, on the Notes and the performance of each of the Company's other covenants under the Notes, the Indenture and the Registration Rights Agreement; (ii) in either case, immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; (iii) the Company delivers to the Trustee an Officers' Certificate and Opinion of Counsel to the effect that the transaction and the supplemental indenture comply with this Indenture and that all conditions precedent in this Indenture related to the transaction have been satisfied; and (iv) in the case of a merger or consolidation pursuant to which all or substantially all of the Company's Ordinary Shares would be converted into cash, securities or other property, the right to convert a note into Ordinary Shares is changed into a right to convert the notes into the kind and amount of cash, securities or other property that Noteholders would have received if they had converted their notes immediately prior to the transaction.

            SECTION 11.02. Successor to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the

Trustee, of the due and punctual payment of the principal of, and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, as described in
Section 11.01, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Shanda Interactive Entertainment Limited any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the "COMPANY" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 11 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

            In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

            SECTION 11.03. Opinion of Counsel to Be Given Trustee. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 11.

                                   ARTICLE 12
                     SATISFACTION AND DISCHARGE OF INDENTURE

            SECTION 12.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable and the Company shall deposit with the Trustee, in trust, cash or, if expressly permitted by the terms of the Notes or the Indenture, Ordinary Shares sufficient to pay all amounts due and owing on Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes,
(ii) rights hereunder of Noteholders to receive payments of principal of, premium (if any) and interest on the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, powers, duties, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 16.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter incurred by the Trustee and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with this Indenture or the Notes.

            SECTION 12.02. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

            SECTION 12.03. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

                                   ARTICLE 13
         IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

            SECTION 13.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note or any other amount due with respect thereto, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                   ARTICLE 14
                               CONVERSION OF NOTES

            SECTION 14.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, prior to the close of business on the date of Stated Maturity, the holder of any Note shall have the right, at such holder's option, to convert the principal amount of the Note, or any portion of such principal amount which is a multiple of $1,000, into the Conversion Consideration at the initial Conversion Rate of 50.3816 Ordinary Shares per US$1,000 principal amount of Notes (as adjusted from time to time pursuant to Section 14.04 and Article 15 below, the "Conversion Rate"). Subjection to compliance with Section 14.02 of this Indenture, if Noteholders elect to receive ADSs in lieu of Ordinary Shares (by delivering a Conversion Notice substantially in the form attached hereto as Exhibit A hereto), the Company will deposit as soon as practicable the Ordinary Shares deliverable upon conversion, subject to applicable laws and in accordance with the Indenture, with the Depositary for the Issuance of ADSs in accordance with the applicable terms and conditions of the Deposit Agreement.

            SECTION 14.02. Conversion Procedures. Holders wishing to exercise their conversion right must deliver an irrevocable Conversion Notice, together, if the Notes are in certificated form, with the certificated security to the Conversion Agent. The Business Day following the day the Noteholder deposits a duly completed Conversion Notice and all other required certificates is the "Conversion Date". Within two Business Days of the Conversion Date, the Conversion Agent will deliver the Conversion Notice to the Company, and the Company will convert the Notes in accordance with this Indenture. Noteholders may obtain copies of the required form of the Conversion Notice from the Conversion Agent. Upon conversion, the Company will have satisfied its conversion obligation.

            The Conversion Notice must, among other things, state whether the converting holder wishes to receive Ordinary Shares or (subject to compliance with the procedures described in this Indenture) ADSs in respect of his or her conversion right.

            The Company will not issue fractional shares of its Ordinary Shares upon conversion of the Notes. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis in respect of all the Notes surrendered for conversion), Noteholders will be entitled to receive cash in an amount equal to the value of such fractional shares, based on the applicable share price. The Company will deliver the Conversion Consideration to Noteholders no later than the fifth Business Day following the Conversion Date.

            Upon conversion of Notes, Noteholders generally will not receive any cash payment of interest. By delivering to the holder the cash payment and the number of Ordinary Shares or ADSs issuable upon conversion (if any), the Company will have satisfied its obligation with respect to the Notes. That is, accrued but unpaid interest, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.

            Notwithstanding the foregoing, if Noteholders convert after a record date for an interest payment but prior to the corresponding Interest Payment Date, they will receive on that Interest Payment Date accrued interest on those Notes, notwithstanding the conversion of those notes prior to that Interest Payment Date, because they will have been the holder of record on the corresponding record date. However, at the time they surrender any notes for conversion, Noteholders must pay to the Company an amount equal to the interest that has accrued and that will be paid with respect to the Notes being converted on the related Interest Payment Date. The preceding sentence does not apply, however, to notes that are converted after the Company has specified a redemption date that is after a record date for an interest payment but on or prior to the corresponding Interest Payment Date. Accordingly, if the Company elects to redeem Notes on a date that is after a record date for an interest payment but on or prior to the corresponding Interest Payment Date, and holders choose to convert their notes, they will not be required to pay the Company, at the time they surrender their notes for conversion, the amount of interest they will receive on the date that has been fixed for redemption, if any.

            Upon exercise of a conversion right, the holder will be required to make the representations and agreements set forth in the Conversion Notice in substantially the form attached to this Indenture. If a Note is converted prior to the time that a shelf registration statement in respect of the Ordinary Shares has been filed and declared effective, the Ordinary Shares issuable upon conversion will not be issued or delivered in a name other than that of the holder of the Note, and will bear a restrictive legend and may not be deposited pursuant to the Deposit Agreement against the issuance of ADSs except as set forth in the form of Conversion Notice.

            If Noteholders convert notes, the Company will pay any documentary stamp or similar issue or transfer tax due on the issuance of Ordinary Shares upon the conversion, unless the tax is due because holders request the shares to be issued or delivered in a name other than their own, in which case they will pay the tax. Certificates representing Ordinary Shares will be issued or delivered only after all applicable taxes and duties payable by Noteholders, if any, have been paid.

            The Ordinary Shares delivered upon exercise of conversion rights will be deemed to be delivered as of the relevant conversion time and the Depositary (or its nominee), the holder or such person named in the Conversion Notice, as the case may be, will as of the relevant conversion time, be deemed and treated by the Company for all purposes as the holder of record of the number of Ordinary Shares represented by the ADSs, or the number of Ordinary Shares to be delivered upon conversion of the relevant Notes. Immediately after each Conversion Date, the Company will ensure that all necessary steps are taken for the due issuance and delivery of any Ordinary Shares issuable on conversion of the relevant notes or ADSs representing such Ordinary Shares. The Company will be required, prior to the issuance of the ADSs, to pay applicable deposit fees set forth in the Deposit Agreement.

            SECTION 14.03. Exchange in Lieu of Conversion. When Noteholders surrender Notes for conversion, the Conversion Agent may direct them to surrender their notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to deliver, in exchange for Notes, the cash payment in U.S. dollars and the number of Ordinary Shares issuable upon conversion. If the designated institution accepts any such Notes, it will deliver the appropriate consideration to Noteholders. Any notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any notes for exchange but does not timely deliver the related consideration, the Company will, as promptly as practical thereafter, but not later than the third Business Day following the Conversion Date, convert the Notes and deliver to Noteholders the cash payment and the number of Ordinary Shares issuable upon conversion (if any).

            The Company's designation of an institution to which the Notes may be submitted for exchange does not require the institution to accept any Notes. If the designated institution declines to accept any notes surrendered for exchange, the Company will convert those Notes into the cash payment and the number of Ordinary Shares issuable upon conversion (if any).

            SECTION 14.04. Antidilution Adjustments The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

            (a) Stock dividends in Ordinary Shares. The Company pays a dividend or makes a distribution on Ordinary Shares, payable exclusively in Ordinary Shares or other capital stock, in which event the Conversion Rate will be adjusted by multiplying:

            (i) the Conversion Rate then in effect by

            (ii) a fraction, the numerator of which is the sum of (a) the number of Ordinary Shares outstanding on the record date fixed for the dividend or distribution plus (b) the total number of Ordinary Shares constituting the dividend or distribution and the denominator of which is the number of Ordinary Shares outstanding on the record date fixed for the dividend or distribution.;

            (b) Issuance of rights or warrants. The Company issues to all or substantially all holders of Ordinary Shares rights or warrants that allow the holders to purchase Ordinary Shares for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the current market price, in which event the Conversion Rate will be adjusted by multiplying:

            (i) the Conversion Rate then in effect by

            (ii) a fraction, the numerator of which is the sum of (a) the number of Ordinary Shares outstanding on the record date fixed for the distribution plus (b) the total number of additional Ordinary Shares offered for subscription or purchase (or into which such convertible securities could be converted) and the denominator of which is the sum of
      (x) the number of Ordinary Shares outstanding on the record date fixed for the distribution plus (y) the total number of Ordinary Shares that the aggregate offering price of the total number of Ordinary Shares offered for subscription or purchase (or the aggregate Conversion Price of such convertible securities) would purchase at the current market price.

            For purposes of this subsection (b) (unless otherwise stated), the current market price of the Ordinary Shares means the average of the Reference Prices of such Ordinary Shares for the five consecutive Trading Days ending on the record date fixed for determination of the shareholders entitled to receive such distribution (if such record date is a Trading Day or, if not, then on the last Trading Day prior to such record date).;

            (c) Stock splits and combinations. The Company:

            (i) subdivides or splits its outstanding Ordinary Shares into a greater number of

            (ii) combines or reclassifies its outstanding Ordinary Shares into a smaller number of shares; or

            (iii) issue by reclassification of the Ordinary Shares any shares of the Company's capital stock.

      The Applicable Conversion Rate will be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the Conversion Consideration that such holder would have received had such Note been converted immediately prior to the occurrence of any of (i), (ii) or (iii) above.

            (d) Distribution of indebtedness, securities or assets. The Company distributes to all or substantially all holders of Ordinary Shares evidences of indebtedness, securities or assets or certain rights to purchase its securities, but excluding:

            (i) dividends or distributions described in paragraph (a) above;

            (ii) rights or warrants described in paragraph (b) above;

            (iii) dividends or distributions paid exclusively in cash described in paragraph (e), (f) or (g) below,

(the "distributed assets"), in which event (other than in the case of a "spin-off" as described below), the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive that distribution will be increased by multiplying:

            (i) the Conversion Rate by

            (ii) a fraction, the numerator of which is the current market price of Ordinary Shares and the denominator of which is the current market price of Ordinary Shares minus the fair market value, as determined by the board of directors, whose determination in good faith will be conclusive, of the portion of those distributed assets applicable to one Ordinary Share.

            For purposes of this subsection (d) (unless otherwise stated), the "CURRENT MARKET PRICE" of the Ordinary Shares means the average of the reference prices of such Ordinary Shares for the five consecutive Trading Days ending on the day before the ex-dividend Trading Day for such distribution (if such date is a Trading Day or, if not, then on the last Trading Day prior to such record date).

            Notwithstanding the foregoing, in cases where (a) the fair market value per share of the distributed assets equals or exceeds the current market price of the Ordinary Shares, or (b) the current market price of the Ordinary Shares exceeds the fair market value per share of the distributed assets by less than US$1.00, in lieu of the foregoing adjustment, Noteholders will have the right to receive upon conversion, in addition to Ordinary Shares, the amount and type of distributed assets they would have received if they had converted their Notes immediately prior to the record date.

            Notwithstanding the foregoing, in respect of a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit, (referred to herein as a "spin-off,") the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive that distribution will be increased by multiplying:

            (i) the Conversion Rate by

            (ii) a fraction, the numerator of which is the current market price of the Ordinary Shares plus the fair market value, determined as described below, of the portion of those shares of capital stock or similar equity interests so distributed applicable to one Ordinary Share, and the denominator of which is the current market price of the Ordinary Shares. earlier of:

            The adjustment to the Conversion Rate in the event of a spin-off will occur at the

            (i) the tenth Trading Day after the effective date of the spin-off, and

            (ii) the first Trading Day of the securities being distributed in the spin-off following the initial public offering of such securities, if that initial public offering is effected simultaneously with the spin-off.

            For purposes of this Section 14.04, "initial public offering" means the first time securities of the same class or type as the securities being distributed in the spin-off are bona fide offered to the public for cash.

            In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the "fair market value" of the securities to be distributed to holders of the Ordinary Shares means the average of the closing sale prices of those securities over the ten consecutive Trading Days following the effective date of the spinoff. Also, for this purpose, the "current market price" of the Ordinary Shares means the average of the Reference Prices of the Ordinary Shares over the ten consecutive Trading Days following the effective date of the spin-off.

            If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of the Ordinary Shares means the closing sale price of the Ordinary Shares on the first Trading Day of the securities being distributed in the spin-off following the initial public offering of such securities.

            (e) Cash dividends or distributions. The Company makes a dividend or distribution consisting exclusively of cash to all or substantially all holders of outstanding shares, in which event the Conversion Rate will be adjusted by multiplying:

            (i) the Conversion Rate by

            (ii) a fraction, the numerator of which is the current market price of Ordinary Shares, and the denominator of which is the current market price of Ordinary Shares, minus the amount per share of such dividend or distribution.

            Notwithstanding the foregoing, in cases where (a) the per share amount of such dividend or distribution equals or exceeds the current market price of the Ordinary Shares or (b) the current market price of the Ordinary Shares exceeds the per share amount of such dividend or distribution by less than US$1.00, in lieu of the foregoing adjustment, Noteholders will have the right to receive upon conversion, in addition to Ordinary Shares, such dividend or distribution they would have received if they had converted their Notes immediately prior to the record date. For purposes of this clause (e), the "current market price" of the Ordinary Shares means the average of the Reference Prices of the Ordinary Shares for the five consecutive Trading Days ending on the Trading Day prior to the ex-dividend Trading Day for such cash distribution, and the new Conversion Rate shall take effect immediately after the record date fixed for determination of the shareholders entitled to receive such distribution.

            (f) Tender offers. The Company (or one of its Sbsidiaries) makes a payment in respect of a tender offer or exchange offer for its Ordinary Shares, in which event, to the extent the cash and value of any other consideration included in the payment per ordinary share exceeds the Reference Price of the Ordinary Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the Conversion Rate will be adjusted by multiplying:

            (i) the Conversion Rate by

            (ii) a fraction, the numerator of which will be the sum of (a) the fair market value, as determined by the board of directors, of the aggregate consideration payable for all of the Ordinary Shares purchased by the Company in the tender offer and (b) the product of (i) the number of Ordinary Shares outstanding less any such purchased shares and (ii) the Reference Price of the Ordinary Shares on the Trading Day next succeeding the date of the expiration of the tender or exchange offer, and the denominator of which will be the product of (a) the number of Ordinary Shares outstanding, including any such purchased shares, and (b) the Reference Price of the Ordinary Shares on the Trading Day next succeeding the date of expiration of the tender or exchange offer.

            (g) Repurchases. The Company (or one of its subsidiaries) makes a payment in respect of a repurchase of Ordinary Shares the consideration for which exceeded the then-prevailing market price of the Ordinary Shares (such amount, the "repurchase premium"), and that repurchase, together with any other repurchases of the Ordinary Shares by the Company (or one of its subsidiaries) involving a repurchase premium concluded within the preceding 12 months, resulted in the payment by the Company of an aggregate consideration exceeding an amount equal to 10% of its market capitalization, the Conversion Rate will be adjusted by multiplying:

            (i) the Conversion Rate by

            (ii) a fraction, the numerator of which is the current market price the Ordinary Shares and the denominator of which is (A) the current market price of the Ordinary Shares, minus (B) the quotient of (i) the aggregate amount of all of the repurchase premiums paid in connection with such repurchases and (ii) the number of Ordinary Shares outstanding on the day next succeeding the date of the repurchase triggering the adjustment, as determined by the board of directors;

provided that no adjustment to the Conversion Rate shall be made to the extent the Conversion Rate is not increased as a result of the above calculation; and provided, further, that (i) the repurchases of the Ordinary Shares (including ordinary shares in the form of ADSs) effected by the Company or its agent in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the Conversion Rate made under this clause (g) and (ii) no adjustment will be made under this clause (g) for the repurchases of Ordinary Shares pursuant to that certain Repurchase Agreement, dated as of October 15, 2004, by and between the Company and SB Asia Infrastructure Fund L.P. For purposes of this clause (g), (i) the "market capitalization" will be calculated by multiplying the current market price of the Ordinary Shares by the number of shares then outstanding on the date of the repurchase triggering the adjustment and (ii) the "current market price" will be the average of the closing sale prices of the Ordinary Shares for the five consecutive Trading Days beginning on the Trading Day next succeeding the date of the repurchase triggering the adjustment and (iii) in determining the repurchase premium, the "then-prevailing market price" of the Ordinary Shares will be the average of the Reference Prices of the Ordinary Shares for the five consecutive Trading Days ending on the relevant repurchase date.

            In the event of a taxable distribution to holders of the Ordinary Shares which results in an adjustment of the Conversion Rate, Noteholders may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. In certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of the Ordinary Shares. In addition to these adjustments, the Company may increase the Conversion Rate as the board of directors considers advisable to avoid or diminish any income tax to holders of the Ordinary Shares (including ADSs representing such Ordinary Shares) or rights to purchase Ordinary Shares resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes. They Company may also, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period of at least 20 days if the board of directors has determined that such increase would be in the Company's best interests. If the board of directors makes such a determination, it will be conclusive. The Company will give Noteholders at least 15 days notice of such an increase in the Conversion Rate.

            No adjustment to the Conversion Rate or on Noteholders' ability to convert will be made if such holders otherwise participate in the distribution without conversion or in certain other cases.

            The applicable Conversion Rate will not be adjusted:

            (i) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in Ordinary Shares under any plan;

            (ii) upon the issuance of any of the Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

            (iii) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

            (iv) for a change in the par value of the Ordinary Shares; or

            (v) for accrued and unpaid interest and Liquidated Damages, if any.

                                   ARTICLE 15
             ADJUSTMENT TO CONVERSION RATE UPON A FUNDAMENTAL CHANGE

            SECTION 15.01. Adjustment to Conversion Rate. If and only to the extent that Noteholders convert their notes within thirty (30) days after a Fundamental Change Notice Date, pursuant to which 5% or more of the consideration for the Company's stock (other than cash payments for fractional shares and cash payments made in respect to dissenters' appraisal rights) in such Fundamental Change consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, the Company will increase the Conversion Rate for the Notes surrendered for conversion by a number of Additional Shares. The number of Additional Shares will be determined by reference to the table below, based on the date on which such Fundamental Change transaction become effective (the "effective date") and the price (the "share price") paid per Ordinary Share in such fundamental change transaction. If holders of Ordinary Shares receive only cash in such Fundamental Change transaction, the share price will be the cash amount paid per share. Otherwise, the share price will be the average of the Reference Prices of the Ordinary Shares on each of the five consecutive Trading Days prior to but not including the effective date of such Fundamental Change transaction.

            SECTION 15.02. Adjustment to Ordinary Share Prices. The share prices set forth in the first row of the first following table (i.e., the column headers) will be adjusted as of any date on which the Conversion Rate of the notes is adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares will be adjusted in the same manner as the Conversion Rate.

            The following table sets forth the hypothetical share price and number of additional shares issuable per $1,000 initial principal amount of notes:

                                                        ORDINARY SHARE PRICE
EFFECTIVE DATE OF       ---------------------------------------------------------------------------------------------
FUNDAMENTAL CHANGE      $  14.98   $  17.50  $   20.00  $   22.50  $   25.00  $   27.50  $  30.00   $  35.00  $ 45.00
------------------      --------   --------  ---------  ---------  ---------  ---------  --------   --------  -------
October 20, 2004 ....    16.3745    11.4333     8.0818     5.7896     4.1060     2.9462    2.0853     0.9799   0.1108
October 15, 2005 ....    16.9472    11.4358     7.9422     5.4451     3.8285     2.6069    1.7720     0.7530   0.0361
October 15, 2006 ....    16.8959    10.8453     6.8607     4.4702     2.8164     1.6901    1.0582     0.2603   0.0000
October 15, 2007 ....     0.0000     0.0000     0.0000     0.0000     0.0000     0.0000    0.0000     0.0000   0.0000

            The exact share price and Conversion Dates may not be set forth on the table, in which case, if the share price is:

            - between two share price amounts on the table or the Conversion Date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365 day year;

            - more than US$45.00 per share (subject to adjustment as set forth in the first paragraph of this Section 15.02), no Additional Shares will be issued in conversion; and

            - less than US$14.98 per share (subject to adjustment as set forth in the paragraph of this Section 15.02), no Additional Shares will be issued upon conversion.

            SECTION 15.03. Public Acquirer Change of Control. Notwithstanding the foregoing or anything herein to the contrary (including the Company's obligations under Section 3.04 above), in the case of a Public Acquirer Change of Control, the Company may, in lieu of permitting a repurchase at the holder's option under Section 3.04 above or adjusting the Conversion Rate under this
Article 15, elect to adjust the Conversion Rate and the related conversion obligation such that from and after the effective date of such Public Acquirer Change of Control, holders of the Notes will be entitled to convert their Notes into a number of shares of Public Acquirer Common Stock by multiplying the Conversion Rate in effect immediately before the Public Acquirer Change of Control by a fraction:

            (a) The numerator of which will be (i) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Ordinary Shares are converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the board of directors) paid or payable per Ordinary Share or (ii) in the case of any other Public Acquirer Change of Control, the average of the Reference Price of the Ordinary Shares for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control, and

            (b) The denominator of which will be the average of the last reported sale prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control.

            In the event that the Public Acquirer Common Stock consists of ADSs, the foregoing calculation will be equitably adjusted to reflect the number of shares of the acquirer's common stock represented by such ADSs.

                                   ARTICLE 16
                            MISCELLANEOUS PROVISIONS

            SECTION 16.01. Provisions Binding on Successors. All the covenants, stipulations, promises and agreements by a party hereto contained in this Indenture shall bind such party's successors and assigns whether so expressed or not.

            SECTION 16.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

            SECTION 16.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: Shanda Interactive Entertainment Limited, No. 1 Office Building, No. 690 Bibo Road, Zhangjiang High Technology District, Pudong New Area, Shanghai 201203, China,
Attention: General Counsel, telecopier no: (8621) 5080-5132 with a copy of any notice given pursuant to Article 6 hereof to: O'Melveny & Myers LLP, Attn:
Douglas C. Freeman, Esq., Suite 1905, Tower Two, Lippo Centre, 89 Queensway Central, Hong Kong, telecopier no. (852) 2522-1760. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed to the Corporate Trust Office of the Trustee at 101 Barclay Street, 21 West, New York, NY10286,
Attention: Global Trust Services, Facsimile: +1 212 815 5802/03.

            By notice to the other party, the Company or the Trustee, as the case may be, may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 16.04. Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York (including
Section 5-1401 of the New York General Obligations Law or any successor to such statute).

            SECTION 16.05. Jurisdiction. The Company hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any United States federal or New York State court located in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or any Note. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment or in any manner provided by law, provided that service of process is effected upon the Company in the manner specified in the following subsection or as otherwise permitted by law.

            SECTION 16.06. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that each Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

            SECTION 16.07. Legal Holidays. In any case in which the date of maturity of interest on or principal of the Notes or the Redemption Date of any Note or any Repurchase Date with respect to any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the Redemption Date or the Repurchase Date, as the case may be, and no interest shall accrue for the period from and after such date to the next succeeding Business Day.

            SECTION 16.08. Company Responsible for Making Calculations. Unless otherwise specified in this Indenture, the Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determination of the Last Reported Sale Price, the amount of accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Noteholders. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers' Certificate setting forth a schedule of its calculations, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any holder upon the request of such holder. The Trustee has no duty to determine when such calculations under this Indenture, including all adjustments to the Conversion Rate under Articles 14 and 15, should be made, how they should be made or what they should be. The Trustee shall not be accountable for and makes no representation as to the validity of such calculations by the Company, and the Trustee shall not be responsible for the Company's failure to make such calculations under this Indenture.

            SECTION 16.09. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that this Section 16.09 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

            SECTION 16.10. No Security Interest Created. Except as provided in
Section 7.06, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

            SECTION 16.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 16.12. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            SECTION 16.13. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.03, 2.07, 2.08, 2.10, 3.02 and 3.07, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

            Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this
Section 16.13, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

            Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.

            The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

            The provisions of Sections 7.02, 7.03, 7.04 and 8.03 and this
Section 16.13 shall be applicable to any authenticating agent.

            SECTION 16.14. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            SECTION 16.15. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            The Bank of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                                    SHANDA INTERACTIVE ENTERTAINMENT
                                      LIMITED

                                    By:   /s/ Tianqiao Chen
                                       ---------------------------------------
                                          Name:
                                          Title:

                                    THE BANK OF NEW YORK, as Trustee

                                    By:   /s/ Michael Thompson
                                       ---------------------------------------
                                          Name:   Michael Thompson
                                          Title:  Vice President

                                                                      APPENDIX I

                          PROVISIONS RELATING TO NOTES

      1. Definitions

      1.1 Definitions

      For the purposes of this Appendix I the following terms shall have the meanings indicated below:

            "Definitive Note" means a certificated Note (bearing the Restricted Securities Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

            "DTC" means The Depository Trust Company, its nominees and their respective successors.

            "Global Notes Legend" means the legend set forth in Exhibit A to this Indenture.

            "IAI" means an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

            "Initial Purchaser" means Goldman Sachs (Asia) L.L.C.

            "Purchase Agreement" means (1) with respect to the Securities issued on the Original Issue Date, the Purchase Agreement dated October 15, 2004, among the Company and the Initial Purchaser, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the purchase agreement among the Company and the Persons purchasing such Additional Securities.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Registration Rights Agreement" means (1) with respect to the Securities issued on the Original Issue Date, the Registration Rights Agreement dated October 20, 2004, between the Company and the Initial Purchaser as amended from time to time in accordance with its terms, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

            "Restricted Securities Legend" means the legend set forth in Section 2.3(d)(i) herein.

            "Rule 144A" means Rule 144A as promulgated under the Securities Act.

            "Securities Act" means the U.S. Securities Act of 1933, as amended.

            "Securities Custodian" means the custodian with respect to a Global Note (as appointed by DTC) or any successor person thereto, who shall initially be the Trustee.

            "Shelf Registration Statement" means the registration statement filed by the Company in connection with an offer and sale of Notes pursuant to a Registration Agreement.

            "Transfer Restricted Notes" means Definitive Notes and any other Notes that bear or are required to bear the Restricted Securities Legend.

      1.2 Other Definitions

                                                                          Term:
                                                                          -----
"Agent Members" ........................................................  2.1(c)
"Global Notes" .........................................................  2.1(b)

      2. The Notes

      2.1 Form and Dating

            (a) The Notes will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold initially only to QIBs in reliance on Rule 144A. Such Notes may thereafter be transferred to, among others, QIBs and IAIs, subject to the restrictions on transfer set forth herein.

            (b) Global Notes. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form (collectively, the "Global Note"), without interest coupons and bearing the Global Notes Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Securities Custodian, and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

            Beneficial interests in a Global Note may transferred to IAIs if (1) such transfer occurs in compliance with an exemption under the Securities Act and (2) the transferor of the Global Note first delivers to the Trustee a written certificate (substantially in the form of Exhibit B hereto) to the effect that (A) the Global Note is being transferred to an "accredited investor" within the meaning of 501(a) (1), (2), (3) or (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

            The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee as hereinafter provided. The Company hereby agrees to take all steps necessary to facilitate such transfer if such certifications are in place.

            (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of DTC.

            The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by an Officer, authenticate and deliver one or more Global Notes that (i) shall be registered in the name of DTC for such Global Note or Global Notes or the nominee of DTC and (ii) shall be delivered by the Trustee to DTC or pursuant to DTC's instructions or held by the Trustee as Securities Custodian.

            Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as Securities Custodian or under such Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

            (d) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

      2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by an Officer (a) Notes for original issue on the date hereof in an aggregate principal amount of $200,000,000, and (b) any Additional Securities for original issue in an aggregate principal amount specified in the written order of the Company.

      2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

            (i) to register the transfer of such Definitive Notes; or

            (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

            (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the holder thereof or his attorney duly authorized in writing; and

            (2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Notes are being delivered to the
            Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in the form set forth on the reverse side of the Note); or

                  (B) if such Definitive Notes are being transferred to the
            Company, a certification to that effect (in the form set forth on the reverse side of the Note); or

                  (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Note) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

            (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

            (i) certification (in the form set forth on the reverse side of the Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, (2) in an offshore transaction in accordance with Regulation S under the Securities Act, (3) pursuant to an effective registration statement under the Securities Act or (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or otherwise.

            (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding DTC account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between DTC and the Securities Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated Notes pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

            (c) Transfer and Exchange of Global Notes.

            (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through DTC, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

            (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

            (iii) Notwithstanding any other provisions of this Appendix I (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

            (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

            (d) Legend.

            (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

      THE NOTES EVIDENCED HEREBY, AND THE ORDINARY SHARES OF SHANDA INTERACTIVE ENTERTAINMENT LIMITED ("SHANDA") ISSUABLE UPON CONVERSION OF THE NOTES AND THE AMERICAN DEPOSITARY SHARES ("ADSs") REPRESENTING SUCH ORDINARY SHARES, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH NOTES, ORDINARY SHARES AND ADSs MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT IS (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) OR A PURCHASER THAT THE SELLER AND ANY PERSON ACTING ON THE SELLER'S BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND (B) AWARE THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A PERSON OTHER THAN A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES
      ACT), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS NOTE OR AN INTEREST IN THE NOTES EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND THAT NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS NOTE, ORDINARY SHARES AND/OR ADSs. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.

Each Definitive Note shall bear the following additional legend:

      IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

            (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

            (iii) After a transfer of any Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Notes, all requirements pertaining to the Restricted Securities Legend on such Notes shall cease to apply and the requirements that any such Notes be issued in global form shall continue to apply.

            (e) Cancelation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

            (f) Obligations with Respect to Transfers and Exchanges of Notes.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request if and as contemplated by the Indenture.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.03, and
10.04 of this Indenture).

            (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

            (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            (g) No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to holders under the Notes shall be given or made only to the registered holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4 Definitive Notes

            (a) A Global Note deposited with DTC or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Note or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

            (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by DTC to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as DTC shall direct. Any certificated Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(d), bear the Restricted Securities Legend.

            (c) Subject to the provisions of Section 2.4(b), the registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

            (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

                              [Global Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

            THE NOTES EVIDENCED HEREBY, AND THE ORDINARY SHARES OF SHANDA INTERACTIVE ENTERTAINMENT LIMITED ("SHANDA") ISSUABLE UPON CONVERSION OF THE NOTES AND THE AMERICAN DEPOSITARY SHARES ("ADSs") REPRESENTING SUCH ORDINARY SHARES, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH NOTES, ORDINARY SHARES AND ADSs MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT IS (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) OR A PURCHASER THAT THE SELLER AND ANY PERSON ACTING ON THE SELLER'S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL

BUYER, IN EACH CASE PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND (B) AWARE THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A PERSON OTHER THAN A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURSIDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS NOTE OR AN INTEREST IN THE NOTES EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND THAT NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS NOTE, ORDINARY SHARES AND/OR ADSs. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.

Each Definitive Note shall bear the following additional legend:

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                    SHANDA INTERACTIVE ENTERTAINMENT LIMITED

                       ZERO COUPON SENIOR CONVERTIBLE NOTE

                                                                 CUSIP:

No.                                                               US$

            Shanda Interactive Entertainment Limited, an exempted company incorporated in the Cayman Islands (herein called the "COMPANY", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or its registered assigns the principal sum set forth on the face hereof [or such greater or lesser amount as is indicated on Schedule I](1) on October 15, 2014, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The principal of this Note shall not bear interest except as described herein.

            Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.

            This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).

            This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

            If and to the extent that any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such Indenture provision shall control.

----------
(1) This phrase should be included only if the Note is a Global Note.

            Additional provisions of this Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                            SHANDA INTERACTIVE ENTERTAINMENT
                                               LIMITED

                                            By:  _________________________
                                                Name:
                                                Title:

Dated:

      TRUSTEE'S CERTIFICATE OF
           AUTHENTICATION

THE BANK OF NEW YORK,

      as Trustee, certifies
      that this is one of the
      Notes referred to
      in the Indenture.

By: __________________________
       Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                    SHANDA INTERACTIVE ENTERTAINMENT LIMITED

                       ZERO COUPON SENIOR CONVERTIBLE NOTE

            This Note is one of a duly authorized issue of Notes of the Company, designated as its Zero Coupon Senior Convertible Notes due 2014 (herein called the "NOTES"), limited in aggregate principal amount to US$200,000,000 (or US$275,000,000 if the Additional Purchase Option is exercised in full), issued and to be issued under and pursuant to an Indenture dated as of October 20, 2004 (herein called the "INDENTURE"), between the Company and The Bank of New York, as trustee (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. The Company shall be entitled to issue Additional Securities pursuant to Section 2.01(b) of the Indenture. The Notes issued on the Original Issuance Date and any Additional Securities will be treated as a single class for all purposes under the Indenture.

            In case an Event of Default shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (a) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver; (b) reduce the rate of accrual of interest or Liquidated Damages or modify the method for calculating interest or Liquidated Damages or change the time for payment of interest or Liquidated Damages on the Notes; (c) modify the provisions with respect to Noteholders' rights upon a Fundamental Change in a manner adverse to Noteholders, including the Company's obligations to repurchase the Notes following a Fundamental Change; (d) reduce the principal amount of the Notes or change the final stated maturity of the Notes; (e) reduce the redemption or repurchase price of the Notes or change the time at which the Notes may or must be redeemed or repurchased; (f) make payments on the Notes payable in currency other than as originally stated in the Notes; (g) impair the rights of Noteholders to institute suit for the enforcement of any payment on the Notes; (h)make any change in the percentage of principal amount of Notes necessary to waive compliance with provisions of this Indenture or to make any change in this provision for modification; (i)waive a continuing default or Event of Default regarding any payment on the Notes; or (j) modify the conversion or repurchase provisions of the Notes in a manner adverse to the Noteholders. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any existing or past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of interest or premium (if any) on, or the principal of, any of the Notes, (B) a failure by the Company to convert any Notes into the Conversion Consideration,
(C) a default in the payment of the Redemption Price pursuant to Article 3 of the Indenture, (D) a default in the payment of the Company Repurchase Price or Fundamental Change Repurchase Price pursuant to Article 3 of the Indenture or
(E) a default in respect of a covenant or provisions of the Indenture which under Article 10 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, premium (if any) and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

            Interest and Liquidated Damages on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed.

            The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

            The holder of this Note is entitled to the benefits of the Registration Rights Agreement. If a Registration Default occurs, the Company shall be obligated to pay Liquidated Damages to each holder of Transfer Restricted Notes during the period of such Registration Default, in an amount equal to 0.25% per annum of the amount of Transfer Restricted Securities of such Noteholder, for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect. If an Effective Failure occurs, the Company shall be obligated to pay Liquidated Damages to each holder of Transfer Restricted Notes during the period of such Effective Failure, in an amount equal to 0.50% per annum of the of the amount of Transfer Restricted Securities of such Noteholder, for the period from the occurrence of the Effective Failure until such time as no Effective Failure is in effect. In no event will Liquidated Damages accrue at a rate per annum exceeding 0.50% per annum. The holder of this Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the holders of the Notes with respect to a registration and the indemnification of the Company to the extent provided therein. Capitalized terms used in this paragraph but not defined herein or in the Indenture have the meanings assigned to them in the Registration Rights Agreement.

            At any time on or after October 15, 2007 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, in cash upon mailing a notice of such redemption not less than thirty (30) days but not more than sixty (60) days before the Redemption Date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages to, but excluding, the Redemption Date: provided that if the Redemption Date is on April 15 or October 15, then the interest payable on such date shall be paid to the holder of record on the preceding April 1 or October 1, respectively.

            The Company may not give notice of any redemption of the Notes if a default in the payment of interest on the Notes has occurred and is continuing.

            The Notes are not subject to redemption through the operation of any sinking fund.

            If a Fundamental Change shall occur at any time prior to Stated Maturity, each holder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Notes, or any portion thereof that is equal to US$1,000 or an integral multiple of $1,000 principal amount, for cash on the date specified in the Fundamental Change Repurchase Date, which is a date no fewer than twenty (20) days nor more than thirty-five (35) days after the Fundamental Change Notice Date, subject to extension to comply with applicable law. The Company shall repurchase such Notes at the Fundamental Change Repurchase Price, equal to 100% of the principal amount thereof plus any accrued and unpaid interest and Liquidated Damages, if any, to (but not including) the Fundamental Change Repurchase Date; provided however, that in the case of Note repurchased upon the occurrence of a Fundamental Change during the period from the applicable Record Date to, but excluding, the next succeeding Liquidated Damages payment date, Liquidated Damages will be payable on the date of repurchase to the holder of the Note repurchased as of the relevant Record Date, and no Liquidated Damages will be paid on such Liquidated Damages payment date in respect of any such Note (or portion thereof).

            On October 15, 2007 (the "COMPANY REPURCHASE DATE"), each holder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Notes, or any portion thereof that is a multiple of $1,000 principal amount. The Company shall repurchase such Notes at Company Repurchase Price, which is equal to 100% of the principal amount thereof plus any accrued and unpaid interest to but excluding the Company Repurchase Date; provided that if such Company Repurchase Date falls on an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the holders of record of the Notes on the applicable record date instead of the holders surrendering the Notes for repurchase on such date.

            On or before the Company Notice Date, which is the thirtieth (30th) Business Day prior to the Company Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least three (3) Business Days prior to the date the Trustee is requested to give notice as described below), unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, the Company Repurchase Notice to each holder of record of Notes on such date at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice to the Trustee and the Paying Agent at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

            Notes shall be repurchased upon delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed Fundamental Change Repurchase Election in the form set forth on the reverse of the Note at any time prior to the close of business on the fifth Business Day immediately preceding the Fundamental Change Repurchase Date (subject to extension by applicable law).

            Holders have the right to withdraw any Repurchase Election by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to the close of business on the second Business Day immediately preceding the Repurchase Date, all as provided in the Indenture.

            If cash sufficient to pay the Repurchase Price with respect to all Notes or portions thereof to be repurchased as of any Repurchase Date are deposited with the Trustee (or other Paying Agent appointed by the Company), then on and after such Repurchase Date, interest will cease to accrue on such Notes (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Note.

            If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Ordinary Shares or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a Note into cash and Ordinary Shares may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

            Subject to and upon compliance with the provisions of the Indenture, prior to the close of business on the date of Stated Maturity, the holder of this Note shall have the right, at such holder's option, to convert the principal amount of such Note, or any portion of such principal amount which is a multiple of $1,000, into the Conversion Consideration. No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following Interest Payment Date and has not been called for redemption by the Company on a Redemption Date that occurs during such period, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a record date and prior to the next Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is during such period or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

            No fractional shares will be issued upon any conversion, but a payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

            A Note in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

            Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the second Business Day preceding the Redemption Date, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable Redemption Price, together with accrued but unpaid interest to, but excluding, the Redemption Date, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into shares of the Company's Ordinary Shares and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

            Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

            The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

            No recourse for the payment of the principal of or interest on this Note or any other amount due with respect thereto, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any of its successor corporations, either directly or through the Company or any of its successor corporations, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

            Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                     FORM OF
                                CONVERSION NOTICE

TO: SHANDA INTERACTIVE ENTERTAINMENT LIMITED
    THE BANK OF NEW YORK

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is US$1,000 or a multiple thereof) below designated, into the Conversion Consideration, which will consist of cash and a number of Ordinary Shares or (subject to compliance with the procedures described in the Indenture and the Deposit Agreement) ADSs, of Shanda Interactive Entertainment Limited in accordance with the terms of the Indenture referred to in this Note, and directs that the Ordinary Shares or ADSs issuable and deliverable upon such conversion, together with any check in payment for fractional Ordinary Shares or ADSs and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If Ordinary Shares or ADSs or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest or Liquidated Damages, if any, accompanies this Note.

Please complete Item A or B below:

A. Check here [ ] and complete items 1 and 2 below if you wish to receive Ordinary Shares upon conversion of Notes.

1. Name and address of the person in whose name Ordinary Shares required to be delivered on conversion are to be registered:

      Name:    _________________________________________________________

               _________________________________________________________

      Address: _________________________________________________________

               _________________________________________________________

               _________________________________________________________

2. I/We hereby request that the certificate for the Ordinary Shares (together with any cash) required to be delivered upon conversion of the Notes be dispatched (at my/our own risk and expense) to the person whose name and address is given below and in the manner specified below:

      Name of Agent: ___________________________________________________

      Address:          ________________________________________________

                        ________________________________________________

                        ________________________________________________

      Contact Person:   ________________________________________________

                        ________________________________________________

      E-mail of Contact
      Person:           ________________________________________________

                        ________________________________________________

      Telephone No:     ________________________________________________

      Fax No.:          ________________________________________________

                        ________________________________________________
      Manner of
      Dispatch:         ________________________________________________

                        ________________________________________________

      By checking and completing 1 and 2 above, I/we represent and agree that at the time of signing and delivery of this conversion notice I/we, or the person who has the beneficial interest in such Notes, will not offer or sell, pledge or otherwise transfer any of the Ordinary Shares to be delivered upon conversion except (i) pursuant to Rule 144A under the Securities Act to a person who such holder or the beneficial owner reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirement of Rule 144A, (ii) in an offshore transaction in accordance with Regulation S under the Securities Act, (iii) pursuant to an effective registration statement under the Securities Act or (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or otherwise. I acknowledge that if a Note is converted prior to the time that a shelf registration statement in respect of the Ordinary Shares is filed and declared effective, the Ordinary Shares issuable upon conversion will bear a restrictive legend and may not be deposited pursuant to the Deposit Agreement for the issuance of ADSs unless (i) the Ordinary Shares have been resold in a transaction that is effectively registered under a shelf registration statement, (ii) the Ordinary Shares have been resold in a transaction that complies with Rule 144 under the Securities Act or (iii) the exemption provided by Rule 144(k) under the Securities Act is available and the Company has removed the transfer restriction legend from the share certificate at my/our request.

                                       OR

B. If you wish to receive ADSs upon conversion of the Notes check here [ ] and complete item 1 below:

1.    Complete the grid below if you are requesting conversion of the Notes for
      ADSs:

Deliver ADSs to:                    __________________________________________

DTC Participant Name and Account
Number:                             __________________________________________

                                    __________________________________________

Account No. for Investor at DTC
Participant (f/b/o information):    __________________________________________

                                    __________________________________________

Contact person at DTC Participant:  __________________________________________

Daytime Telephone Number of contact
person at DTC Participant:          __________________________________________

                                    __________________________________________

Email of contact person at DTC
Participant:                        __________________________________________

                                    __________________________________________

            By checking and completing 1 above, I/we represent and agree that at the time of signing and delivery of this conversion notice, unless a shelf registration statement in respect of the Ordinary Shares has been filed and declared effective by the Commission, (i) I/we am/are, or the person who has the beneficial interest in such Notes is, not a U.S. person and is/are located outside the United States (within the meaning of Regulation S under the Securities Act) and I/we, or such person, purchased such Notes, or the beneficial interest therein, in an offshore transaction made in accordance with Rule 903 or 904 of Regulation S, or (ii) the relevant Notes are not subject to the registration requirements of the Securities Act.

            In addition, I/we represent and agree that the Ordinary Shares issued upon conversion of the Notes cannot be deposited with the Depositary unless (i) the Ordinary Shares have been resold in a transaction that is effectively registered under a shelf registration statement, (ii) the Ordinary Shares have been resold in a transaction that complies with Rule 144 under the Securities Act or (iii) the exemption provided by Rule 144(k) under the Securities Act is available and the Company has removed the transfer restriction legend from the share certificate at my/our request. We acknowledge that the Depositary may require holders who wish to deposit Ordinary Shares to provide evidence satisfactory to it that the conditions specified in clause (i), (ii) or
(iii) of the preceding sentence have been satisfied, and that we may also be required to provide a legal option to that effect to the Depositary at our own expense.

C.    Converting Holder Information and Signature:

      Please complete the following information with respect to the converting
Holder:

      Name:       ___________________________________________________________

                  ___________________________________________________________

      Date:       ___________________________________________________________

                  ___________________________________________________________

      Signature:  ___________________________________________________________

      Nationality:               ____________________________________________

                                 ____________________________________________

      DTC/Euroclear/Clearstream
      A/C No:*                   ____________________________________________

                                 ____________________________________________

      Address:                   ____________________________________________

                                 ____________________________________________

      Contact Person:            ____________________________________________

                                 ____________________________________________

      Daytime Telephone No.:     ____________________________________________

                                 ____________________________________________

      Fax No.:                   ____________________________________________

                                 ____________________________________________

      * delete as appropriate

For Conversion Agent's use only:

1.    (A)   Notes conversion identification reference: Shanda Interactive
            Entertainment Limited Zero Coupon Senior Convertible Notes due 2014
            (CUSIP: 81941QAA2): BNYNY ________________

      (B)   Deposit Date: ________________________________________________

      (C)   Conversion Date: _____________________________________________

2.    (A)   Aggregate principal amount of Notes deposited for conversion:

            ______________________________________________________________

      (B)   Conversion Price on Conversion Date: _________________________

      (C)   Number of Shares deliverable: ________________________________
            (disregard fractions)

      (D)   Number of ADSs deliverable:

            ______________________________________________________________
            (disregard fractions)

3.    ADS issuance fees:________________________________ (only if ADSs being delivered)

4. (If applicable) amount of cash payment due to converting Holder in respect of fractions of Ordinary Shares or of ADSs due to a consolidation or re-classification of Shares:

      ____________________________________________________________
N.B.  The Conversion Agent must complete items 1 and 2 and (if applicable) 3 and
      4.

Dated: ______________________

                                    ___________________________

                                    ___________________________
                                    Signature(s)

                                    Signature(s) must be guaranteed by an
                                    "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    ___________________________
                                    Signature Guarantee

            Fill in the registration of Ordinary Shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

_____________________________
(Name)

_____________________________
(Street Address)

_____________________________
(City, State and Zip Code)

_____________________________
Please print name and address

Principal amount to be converted
(if less than all):

US$__________________________

Social Security or Other Taxpayer
Identification Number:

_____________________________

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

FORM OF
FUNDAMENTAL CHANGE REPURCHASE ELECTION

TO:   SHANDA INTERACTIVE ENTERTAINMENT LIMITED
      THE BANK OF NEW YORK

            The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Shanda Interactive Entertainment Limited (the "COMPANY") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Note, or the portion thereof (which is US$1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Fundamental Change Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: _____________________________

                                         _____________________________

                                         _____________________________
                                         Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable): ______________________________________

Principal amount to be repurchased (if less than all): ________________________

Social Security or Other Taxpayer Identification Number: ______________________

                                     FORM OF
                           COMPANY REPURCHASE ELECTION

TO:   SHANDA INTERACTIVE ENTERTAINMENT LIMITED
      THE BANK OF NEW YORK

            The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Shanda Interactive Entertainment Limited (the "COMPANY") regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is US$1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Company Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Company Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated: _____________________________

                                         _____________________________

                                         _____________________________
                                         Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

______________________________________________________

Principal amount to be repurchased (if less than all):

______________________________________________________

Social Security or Other Taxpayer Identification Number:

______________________________________________________

                                   ASSIGNMENT

            For value received _____________________ hereby sell(s) assign(s) and transfer(s) unto __________________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

            In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "SECURITIES ACT") (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

      - (1) To Shanda Interactive Intertainment Limited or a subsidiary thereof; or

      - (2) To a "QUALIFIED INSTITUTIONAL BUYER" in compliance with Rule 144A under the Securities Act; or

      - (3) Pursuant to and in compliance with Rule 144 under the Securities Act; or

      - (4) To an institutional investor that is an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to an exemption from registration under the Securities Act; or

      - (5) Pursuant to a registration statement that has been declared effective under the Securities Act, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to Shanda Interactive Entertainment Limited or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act.

            Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: _______________________

                                         _______________________

                                         _______________________
                                               Signature(s)

                                    Signature(s) must be guaranteed by an
                                    "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    ____________________________
                                    Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _______________               __________________________________
                                     Notice: To be executed by an
                                     executive officer

NOTICE: The above signature(s) of the holder hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

                                                                      Schedule I

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

                  The initial principal amount of this Global Note is $[ ]. The following increases or decreases in this Global Note have been made:

                                            Principal     Signature of
            Amount of       Amount of     amount of this   authorized
           decrease in     increase in     Global Note    signatory of
            Principal       Principal     following such   Trustee or
Date of   Amount of this  Amount of this   decrease or     Securities
Exchange   Global Note     Global Note       increase      Custodian
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------
--------  --------------  --------------  --------------  ------------

                                                                       EXHIBIT B

                   Form of Transferee Letter of Representation

Shanda Interactive Entertainment Limited
No. 1 Office Building, No. 690 Bibo Road,
Zhangjiang High Technology District,
Pudong New Area,
Shanghai 201203,
China
In care of
General Counsel

Ladies and Gentlemen:

      This certificate is delivered to request a transfer of $[     ] principal
amount of the Zero Coupon Senior Convertible Notes due 2014 (the "Notes") of Shanda Interactive Entertainment Limited (the "Company").

      Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

      Name:__________________________

      Address:_______________________

      Taxpayer ID Numbers:___________

      The undersigned represents and warrants to you that:

      1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

      2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A,
(iii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                       TRANSFEREE:

                                          by

                                            __________________________________
                                             Name:
                                             Title:

                                       B-2